The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-286562
SUBJECT TO COMPLETION, DATED APRIL 16, 2025
Preliminary Prospectus Supplement
(to Prospectus dated April 16, 2025)
18,500,000 American Depositary Shares, representing 277,500,000 Ordinary Shares
Kingsoft Cloud Holdings Limited
This prospectus supplement relates to an offering by us of an aggregate of 18,500,000 American depositary shares, or ADSs, each representing 15 ordinary shares, par value US$0.001 per share, of Kingsoft Cloud Holdings Limited. Investors have an option to receive ordinary shares in lieu of ADSs in this offering, at an offering price of HK$      per ordinary share, based upon each ADS representing 15 ordinary shares and an exchange rate of HK$      to US$1.00, the spot rate of exchange at the time of pricing.
Concurrently with, and subject to, the completion of this offering, our existing shareholder, Kingsoft Corporation Limited, or Kingsoft Corporation, has agreed to purchase from us certain number of our ordinary shares at a price per share equal to the public offering price per ordinary shares, in a concurrent private placement (the “Concurrent Private Placement”). The number of ordinary shares to be purchased by Kingsoft Corporation equals 20% of the aggregate number of  (i) the number of ordinary shares (in the form of ADSs or ordinary shares in this offering, and assuming no exercise of the underwriters’ option to purchase additional ADSs), and (ii) the shares to be purchased in the Concurrent Private Placement, subject to certain adjustments. Based on the 277,500,000 ordinary shares to be offered by us, Kingsoft Corporation will purchase 69,375,000 ordinary shares from us in the Concurrent Private Placement. The Concurrent Private Placement to Kingsoft Corporation is being made pursuant to exemptions from registration with the U.S. Securities and Exchange Commission, or the SEC, under Regulation S of the Securities Act of 1933, as amended, or the Securities Act. The Concurrent Private Placement constitutes connected transactions within the meaning of the Listing Rules of The Stock Exchange of Hong Kong Limited and are subject to, among other conditions, (i) the approval by independent shareholders in a shareholder meeting we plan to convene, and (ii) the completion of the Public Offering.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “KC.” On April 15, 2025, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$13.20 per ADS. Our ordinary shares are listed on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, under the stock code “3896.” On April 15, 2025, the last reported trading price of the ordinary shares on the Hong Kong Stock Exchange was HK$7.03 per share, or US$      per ADS based on an exchange rate of HK$      to US$1.00, the spot rate of exchange at the time of pricing.
Investing in the ADSs and/or ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-17 of this prospectus supplement. See also our annual report on Form 20-F for the year ended December 31, 2024, as well as our subsequently filed periodic and current reports, which we file with the United States Securities and Exchange Commission and are incorporated by reference into this prospectus supplement.
Investors in the ADSs and/or ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Kingsoft Cloud Holdings Limited is a Cayman Islands holding company with no business operations. It conducts its operations in China through its PRC subsidiaries and the variable interest entities, or the VIEs, and their subsidiaries.
We are subject to multiple risks arising from our corporate structure, including our status as a holding company incorporated in the Cayman Islands that conducts a portion of our business through China-based VIEs with which we have only contractual relationships and in which we do not own an equity interest, and our operations in China, including potential actions or decisions by PRC or U.S. regulatory authorities restricting or affecting our business activities in the PRC or our access to U.S. capital markets. Such risks could result in a material change in our operations and/or the value of the ADSs and/or ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, the ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Our Corporate Structure and the Contractual Arrangements” and “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China” of our annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), which is incorporated by reference to this prospectus supplement.
Trading in our securities on Nasdaq may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended by the Consolidated Appropriation Act, 2023, if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”), including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. As a result, we were not at risk of having our securities subject to a trading prohibition under the HFCAA unless a new determination if made by the PCAOB. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections going forward. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For details, see “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Doing Business in China—Trading in our securities on U.S. markets, including the Nasdaq, may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years” in our 2024 Annual Report, which is incorporated by reference to this prospectus supplement.
The PRC government has oversight over the conduct of our business and its laws, regulations and policies may affect our operations. The PRC government has recently published new policies that affected certain industries with respect to matters such as cybersecurity, data privacy, antitrust and competition, foreign investments, and overseas listings, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC regulatory authorities have recently issued new laws and regulations to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC regulatory authorities, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For additional information, see “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—Changes and developments in the PRC legal system and the interpretation and enforcement of PRC laws, rules and regulations may subject us to uncertainties” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.
Under relevant PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions. In 2022, 2023 and 2024, Kingsoft Cloud Holdings Limited and its

subsidiaries made capital contribution amounted to RMB1,497.1 million, RMB1,347.1 million and RMB431.3 million (US$59.1 million) to the WFOEs. Beijing Kingsoft Cloud and Yunxiang Zhisheng, our PRC subsidiaries, provided the VIEs and their subsidiaries with technical support, consulting services and other services related to the business of VIEs and their subsidiaries, including business management, daily operations, strategic planning, among others. As of December 31, 2023 and 2024, there were no outstanding balance owed by the VIEs to Kingsoft Cloud Holdings Limited and its subsidiaries under the VIE agreements, and there were no outstanding balance owed by Kingsoft Cloud Holdings Limited and its subsidiaries to the VIEs under the VIE agreements. In 2022, 2023 and 2024, Kingsoft Cloud Holdings Limited and its subsidiaries provided loans amounted to RMB1,493.0 million, RMB1,415.3 million and RMB219.0 million (US$30.0 million) and repaid loans amounted to RMB nil, RMB nil, and RMB50.0 million (US$6.9 million) to the VIEs, respectively, and the VIEs provided loans amounted to RMB nil, RMB2.0 million and RMB150.0 million (US$20.6 million) and paid loan interest amounted to RMB nil, RMB nil and RMB62,945 (US$8,623) to Kingsoft Cloud Holdings Limited and its subsidiaries. In 2022, 2023 and 2024, Kingsoft Cloud Holdings Limited and its subsidiaries transferred RMB nil, RMB370.5 million and RMB nil to the VIEs, and the VIEs transferred RMB 22.0 million, RMB nil and RMB466.3 million (US$63.9 million) to Kingsoft Cloud Holdings Limited and its subsidiaries for certain fixed assets purchased. In 2022, 2023 and 2024, the VIEs transferred RMB18.5 million, RMB32.3 million RMB39.3 million (US$5.4 million) to our PRC subsidiaries, and our PRC subsidiaries transferred RMB nil, RMB11.5 million RMB12.3 million (US$1.7 million) to the VIEs, respectively, for services provided. There were no other assets transferred between the VIEs and their subsidiaries and non-VIEs in 2022, 2023 and 2024. Kingsoft Cloud Holdings Limited has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our ordinary shares or the ADSs representing our ordinary shares. None of the VIEs or our PRC subsidiaries has issued any dividends or distributions to their respective parent companies, including Kingsoft Cloud Holdings Limited, or to any investors as of the date of this prospectus supplement. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For details, see “Item 4. Information on the Company—4.A. History and Development of the Company—Transfer of Funds and Other Assets” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement. However, there is no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash. For additional information, see “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offshore offerings to make loans or additional capital contributions to our PRC subsidiaries and from making loans to the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE US$      PER ADS
PRICE HK$      PER ORDINARY SHARE
	Per ADS	Per Ordinary Share(2)	Total(3)
Public offering price	US$	HK$	US$
Underwriting discounts and commissions	US$	HK$	US$
Proceeds to us (before expenses)(1)	US$	HK$	US$

(1)
See “Underwriting” beginning on page S-38 of this prospectus supplement for a description of the compensation payable to the underwriters.

(2)
Based upon each ADS representing 15 ordinary shares and an exchange rate of HK$      to US$1.00, if an investor elects to receive ordinary shares in lieu of ADSs in this offering.

(3)
Based upon each ADS representing 15 ordinary shares and an exchange rate of HK$      to US$1.00.

The underwriters have an option to purchase up to an aggregate of 2,775,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
The underwriters expect to deliver the ADSs against payment to the purchasers on or about        , 2025, on a “T+1” basis. The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System (“CCASS”) on or about        , 2025, on a “T+5” basis.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Morgan StanleyGoldman Sachs
CICCDeutsche Bank HSBC BofA Securities
Prospectus Supplement dated           , 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the ADSs and/or ordinary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents

S-i

incorporated by reference in this prospectus supplement, or the accompanying base prospectus is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ordinary shares on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the ordinary shares will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the ordinary shares who wish to trade the ordinary shares prior to their delivery should consult their own advisors.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our ADSs and/or ordinary shares and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:
•
“ADSs” refers to our American depositary shares, each of which represents fifteen ordinary shares;

•
“China” or “PRC” refers to the People’s Republic of China;

•
“Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the PRC;

•
“Nasdaq” refers to the Nasdaq Global Select Market;

•
“RMB” or “Renminbi” refers to the legal currency of China;

•
“shares” or “ordinary shares” refers to our ordinary shares, par value US$0.001 per share;

•
“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

•
“variable interest entities,” or “VIEs,” refers to the PRC entities of which we have power to control the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law; and

•
“we,” “us,” “our company,” the “Company,” and “our” refer to Kingsoft Cloud Holdings Limited, a Cayman Islands company and its subsidiaries

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement are made at RMB7.2993 to US$1.00, and the translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus supplement were made at a rate of HK$7.8083 to US$1.00, the exchange rates set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2024. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all.
Unless otherwise specifically indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 2,775,000 additional ADSs representing 41,625,000 ordinary shares from us.
You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the ADSs and/or ordinary shares offered by this prospectus supplement.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.
Our principal executive offices are located at Building D, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District Beijing, 100085, the People’s Republic of China. Our telephone number at this address is +86 10 6292 7777. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is http://ir.ksyun.com/. The information contained on our website is not a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed on April 15, 2025;

•
the description of the securities contained in our registration statement on Form 8-A filed on May 4, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•
With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Kingsoft Cloud Holdings Limited
Building D, Xiaomi Science and Technology Park
No. 33 Xierqi Middle Road, Haidian District
Beijing, 100085, the People’s Republic of China
+86 10 6292 7777
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to”, “could”, “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
•
our goals and growth strategies;

•
our future business development, results of operations and financial condition;

•
relevant government policies and regulations relating to our business and industry;

•
the expected growth of the cloud service market in China;

•
our ability to monetize our customer base;

•
general economic and business conditions in China and globally; and

•
assumptions underlying or related to any of the foregoing.

You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement and the accompanying base prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This prospectus supplement and the accompanying base prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs and/or ordinary shares. You should read the entire prospectus supplement carefully, including the section titled “Risk Factors” of this prospectus supplement and under “Item 3. Key Information — 3.D. Risk Factors” in our 2024 Annual Report, which is incorporated by reference to this prospectus supplement, and the financial statements and the notes thereto of our company, which are incorporated by reference in this prospectus supplement, and the other financial information appearing elsewhere or incorporated by reference in this prospectus supplement.
Overview
We currently offer a comprehensive suite of cutting-edge cloud products and well-architected industry-specific solutions across public cloud and enterprise cloud services. We help customers achieve digitalization through our extensive cloud infrastructure, advanced cloud products based on our vigorous cloud technology R&D capabilities, industry-specific solutions and end-to-end fulfillment and deployment covering all project stages for customers.
We have established our market presence by addressing customers’ comprehensive needs. We provide various advanced cloud products primarily consisted of unified IaaS infrastructure and, to a lesser extent, PaaS middleware and SaaS applications which support a wide range of use cases that enable our customers’ diverse business objectives. We also offer our solutions in a holistic approach by merging our cloud solutions with dedicated customer services. Our end-to-end customer services cover planning, solution development, fulfillment and deployment, as well as ongoing maintenance and upgrade. The entire process is primarily executed by our in-house professionals, with strict adherence to high standards and full accountability.
We have strategically expanded our footprints into selected verticals and have established a strong market presence in each selected vertical through efficient execution. As we continue to complete featured projects with vertical leaders, we have accumulated proprietary industry know-how and formed in-depth view of each selected vertical, which enables us to provide high-quality industry-specific cloud solutions. We have also aligned our research and development efforts with our business focuses, which enables us to act swiftly and develop new product modules and features that are specifically tailored to address a growing number of business needs faced by our customers.
We implement a premium customer strategy, focusing on covering leading enterprises in selected verticals to establish market presence efficiently, with a customer-centric service philosophy. We have amassed a large and solid Premium Customer base with increasing spending. In 2022, 2023 and 2024, we had a total of 537, 486 and 492 Premium Customers, respectively.
Our revenue decreased by 13.8% from RMB8,180.1 million in 2022 to RMB7,047.5 million in 2023, and increased by 10.5% to RMB7,785.2 million (US$1,066.6 million) in 2024. The decrease in 2023 was primarily due to proactive scale-down of CDN services within public cloud services and more stringent project selection of enterprise cloud services, partially offset by the revenue increase from AI-related customers. The increase in 2024 was due to the strong demands from AI business and enterprise cloud projects increase, while partially offset by our proactive scale-down of CDN services within public cloud services.
Our Strengths
•
Established cloud service provider with strong support from Kingsoft and Xiaomi ecosystems

•
End-to-end cloud solution provider

•
Vertical strategy with proven track record

•
Customer-centric product development

•
Strong customer conversion capabilities and go-to-market efficiencies

•
Experienced management team

Our Strategies
•
High-quality, sustainable development strategy

•
Strengthen market position

•
Enhance our strategic partner ecosystem

•
Grow customer base and expand with existing customers

•
Enhance our end-to-end solution and in-house fulfillment and deployment capabilities

•
Continue to invest in infrastructure and technology

Contractual Arrangements and Corporate Structure
Kingsoft Cloud Holdings Limited is a Cayman Islands holding company with no business operations. It conducts its operations in China through its PRC subsidiaries and variable interest entities, or the VIEs, and their subsidiaries. However, as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services, we operate relevant businesses in China through certain contractual arrangements with the VIEs. For a summary of these contractual arrangements, see “Item 4. Information on the Company — 4.C. Organizational Structure” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement. Through these contractual arrangements, the nominee shareholders of the VIEs effectively assigned all of their voting rights underlying their equity interests in the VIEs to the Company, and therefore, the Company has the power to direct the activities of the VIEs that most significantly impact its economic performance. The Company is obligated to absorb losses of the variable interest entities that could potentially be significant to the variable interest entities through providing unlimited financial support to the variable interest entities or is entitled to receive economic benefits from the variable interest entities that could potentially be significant to the variable interest entities through the exclusive technology consulting and service fees. As a result of these contractual arrangements, the Company is determined to be the primary beneficiary of these variable interest entities only for accounting purposes and we consolidate these variable interest entities under U.S. GAAP. This structure allows us to be considered the primary beneficiary of the VIEs for accounting purposes, which serves the purpose of consolidating the VIEs’ operating results in our financial statements under U.S. GAAP, to the extent the conditions for consolidation of VIEs under U.S. GAAP are satisfied. This structure also provides contractual exposure to foreign investment in such companies. As of the date of this prospectus supplement, to the best knowledge of our company, our directors and management, and the VIE agreements have not been tested in a court of law in the PRC.
Our corporate structure involves unique risks to investors in the ADSs and/or ordinary shares. In 2022, 2023 and 2024, the amount of revenues generated by the VIEs accounted for 68%, 65% and 67%, respectively, of our total net revenues. As of December 31, 2023 and 2024, total assets of the VIEs, excluding amounts due from other companies in the Group, equaled to 45% and 52% of our consolidated total assets as of the same dates, respectively. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change our corporate structure. We and our investors face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company as a whole. Our ordinary shares and/or the ADSs may decline in value or become worthless, if we are unable to claim our contractual control rights over the assets of the VIEs that conduct substantially all of our operations in China. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Corporate Structure and the Contractual Arrangements” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement, including our significant subsidiaries and significant variable interest entities.

Notes:
(1)
The remaining equity interests in Camelot Technology Corporation Limited (“Camelot Technology”) were held by Shanghai Jiawo Yunfan Investment Center (Limited Partnership) as to approximately 7.05% and Tongxiang Jiawo Yunfeng Equity Investment Partnership (Limited Partnership) as to approximately 0.72%. All of these minority shareholders of Camelot Technology are independent from us.

(2)
Zhuhai Kingsoft Cloud is held as to 79.60% and 20.40% by Beijing Kingsoft Digital Entertainment Technology Co., Ltd. and Ms. Weiqin Qiu, who is a family member of a director of Kingsoft Corporation, respectively, as registered owners. Beijing Kingsoft Digital Entertainment Technology Co., Ltd. is ultimately owned as to 80% and 20% by Ms. Weiqin Qiu and Ms. Peili Lei who is a family member of Mr. Lei Jun, the chairman of our Board.

(3)
Kingsoft Cloud Information is held as to 80% and 20% by Ms. Weiqin Qiu and Mr. Tao Zou, our executive director and acting CEO, respectively, as registered owners

Shareholders of Zhuhai Kingsoft Cloud are Beijing Kingsoft Digital Entertainment Technology Co., Ltd. and Ms. Weiqin Qiu, a family member of a director of Kingsoft Group. Beijing Kingsoft Digital Entertainment Technology Co., Ltd. and Ms. Weiqin Qiu are not shareholders of our company. Beijing Kingsoft Digital Entertainment Technology Co., Ltd. is ultimately owned by Ms. Weiqin Qiu and Ms. Peili Lei, a family member of the chairman of our Board.
Permissions Required from the PRC Authorities for Our Operations and Securities Issuances to Foreign Investors
Our operations in China are governed by PRC laws and regulations. We are subject to risks relating to the requirements on the licenses, approvals, registrations, filings and other permissions to (i) operate our and the VIEs’ businesses, and (ii) to issue securities to foreign investors. For details, see “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Business and Industry — Certain of our products and solutions are subject to telecommunications-related regulations, and future legislative or regulatory actions could adversely affect our business, results of operations and financial condition,” “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Business and Industry — Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business,” “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Business and Industry — We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations,” and “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in China — The filing, approval or other administrative requirements of the CSRC or other PRC government authorities may be required to maintain our listing status or conduct future offshore securities or debt offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.
After consulting our PRC legal counsel, we believe our PRC subsidiaries and the VIEs have obtained all necessary licenses and approvals required for our operations in China, including business licenses and VAT licenses for internet data center services, internet access services, domestic internet protocol virtual private network services, content delivery network services and information services.
Furthermore, as advised by our PRC legal counsel, in connection with our previous issuance of securities to foreign investors, under currently effective PRC laws and regulations, as of the date of this prospectus supplement, we are not aware of, after due and careful enquiry, including consultation with our PRC legal counsel, any PRC laws or regulations which explicitly require us, our PRC subsidiaries or the VIEs to obtain any approval or permission from the CSRC, the CAC or any other PRC governmental authorities, nor have we, our PRC subsidiaries and the VIEs received any formal inquiry, notice, warning or penalty from any PRC governmental authorities in connection with requirements of obtaining such approval or permission, under any currently effective PRC laws, regulations and regulatory rules.
Given the interpretation and implementation of relevant laws and regulations and the enforcement practice are still evolving and may be subject to further clarification by relevant government authorities, we may be required to obtain additional licenses, permits, filings, or approvals for our business operations in the future. If our PRC subsidiaries or the VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits, approvals or filings, the relevant PRC regulatory authorities would have discretion to take action in dealing with such violations or failures. In addition, if we had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires our PRC subsidiaries and the VIEs to obtain such approval, permits, registrations or filings in the future, our PRC subsidiaries and the VIEs may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner, or at all, and such approvals, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject our PRC subsidiaries and the VIEs to fines and other regulatory, civil or criminal liabilities, and our PRC subsidiaries and the VIEs may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operation. Furthermore, our PRC subsidiaries and the VIEs may be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that our PRC subsidiaries and the VIEs will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if our PRC subsidiaries or the VIEs fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired. Furthermore, if the interpretation or implementation of existing laws and regulations change, or new regulations come into effect, requiring our PRC subsidiaries, the VIEs or parties on whom our PRC subsidiaries and the VIEs rely to obtain any additional permits, licenses or certificates that were previously not required to operate our business, there can be no assurance that our PRC subsidiaries, the VIEs or parties on whom we rely will successfully obtain such permits, licenses or certificates.
Recent Regulatory Development
Cybersecurity Review
On December 28, 2021, the Cyberspace Administration of China, or the CAC, together with several other governmental authorities, jointly released the Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the Cybersecurity Review Measures, the purchase of network products and services by an operator of critical information infrastructure or the data processing activities of a network platform operator that affect or may affect national security will be subject to a cybersecurity review. In addition, network platform operators with personal information of over one million users shall be subject to cybersecurity review before listing abroad. On September 24, 2024, the CAC promulgated the Regulations for the Administration of Network Data Security, which came into effect on January 1, 2025. The Regulations for the Administration of Network Data Security restates and further specifies the legal requirements for personal information, important data, cross-border data transfer, network platform services, and data security. Among others, if the network data processing activities have or may have impacts on national security, such activities shall be subject to national security review in accordance with relevant laws and regulations. Any failure to comply with such requirements may subject us to suspension of services, fines, revocation of relevant business permits or business licenses and other penalties. As of the date of this prospectus supplement, we and the VIEs have not been involved in any material investigations, inquiries, or sanctions in relation to cybersecurity or data security or any cybersecurity review initiated by CAC or any other relevant PRC government authorities.
For more details, see “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Business and Industry — We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. Many of these laws and regulations are subject to changes and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.
CSRC Filing Requirements
On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, any of our future offering and listing of our securities in an overseas market shall be subject to the filing requirements under the CSRC Filing Rules.
In the opinion of our counsel as to certain PRC legal matters, other than the CSRC filing that we are required to submit after the completion of the offering made pursuant to this prospectus supplement, we and our PRC subsidiaries are not required to obtain permissions from the CSRC for this offering.
If we fail to complete review or filing procedures, under the CSRC Filing Rules or otherwise, for any future overseas securities offering or listing, or if the CSRC disagrees with our view on the applicability of the CSRC Filing Rules to this offering, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the ADSs and/or ordinary shares. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in China — The filing, approval or other administrative requirements of the CSRC or other PRC government authorities may be required to maintain our listing status or conduct future offshore securities or debt offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.
Holding Company Structure
Kingsoft Cloud Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our PRC subsidiaries and the consolidated VIEs. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.
In addition, our subsidiaries in China are permitted to pay dividends to us only out of their retained earnings. In accordance with PRC company laws, the consolidated VIEs and PRC subsidiaries in China must make appropriations from their after-tax profit to fund certain statutory reserve funds until such reserve funds reach 50% of their respective registered capital. In addition, each of our PRC subsidiaries and the consolidated VIEs may allocate a portion of its after-tax profits to a discretionary surplus fund at its discretion. Remittance of dividends by our PRC subsidiaries out of China is subject to examination by the banks designated by SAFE.
As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fundraising activities to our PRC subsidiaries only through loans or capital contributions, and to our consolidated affiliated entity only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. See “Item 3. Key Information — 3.D. Risk Factor — Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offshore securities offerings to make loans or additional capital contributions to our PRC subsidiaries and from making loans to the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement. As a result, there is uncertainty with respect to our ability to provide prompt financial support to our PRC subsidiaries and consolidated VIEs when needed. Notwithstanding the foregoing, our PRC subsidiaries may use their own retained earnings (rather than Renminbi converted from foreign currency denominated capital) to provide financial support to our consolidated affiliated entity either through entrustment loans from our PRC subsidiaries to the consolidated VIEs or direct loans to such consolidated affiliated entity’s nominee shareholders, which would be contributed to the consolidated variable entity as capital injections. Such direct loans to the nominee shareholders would be eliminated in our consolidated financial statements against the consolidated affiliated entity’s share capital.
Restrictions on Foreign Exchange and the Ability to Transfer Cash Between Entities, Across Borders and to U.S. Investors
Kingsoft Cloud Holdings Limited’s ability to pay dividends, if any, to its shareholders and ADS holders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Kingsoft Cloud Holdings Limited. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. As a result, our PRC subsidiaries may not have sufficient distributable profits to pay dividends to us in the near future.
Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange related regulations prevent us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in our ADSs. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of

RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Kingsoft Cloud Holdings Limited. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
For PRC and United States federal income tax considerations of an investment in the ADSs and/or ordinary shares, see “Taxation.”
Implication of the Holding Foreign Companies Accountable Act
Trading in our securities on U.S. markets, including the Nasdaq, may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended by the Consolidated Appropriation Act, 2023, if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”), including our auditor. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. As a result, we were not at risk of having our securities subject to a trading prohibition under the HFCAA unless a new determination is made by the PCAOB. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections going forward. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. For details, see “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in China — Trading in our securities on U.S. markets, including the Nasdaq, may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.
Summary of Risk Factors
Below please find a summary of the principal risks we face, organized under relevant headings.
Risks Relating to This Offering, Our Ordinary Shares and the ADSs
•
The price and trading volume of our ordinary shares and the ADSs may be volatile, which could lead to substantial losses to investors.

•
If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our securities, the market price for our ordinary shares or the ADSs and trading volume could decline.

•
Substantial future sales or perceived sales of our ordinary shares or the ADSs in the public market could materially and adversely affect the price of our ordinary shares or the ADSs.

•
Techniques employed by short sellers may drive down the market price of our ordinary shares or the ADSs.

•
Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our ordinary shares or the ADSs for a return on your investment.

•
We have broad discretion to determine how to use the net proceeds from this offering and the Concurrent Private Placement and may use them in ways that may not enhance our results of operations or the price of the ADSs and/or ordinary shares.

•
As the public offering price is higher than our net tangible book value per ordinary share and per ADSs, you will incur immediate and substantial dilution.

•
The settlement of each of the ADSs and the ordinary shares offered hereby are not conditioned upon the settlement of each other.

See “Risk Factors” section of this prospectus supplement and the accompanying prospectus, together with the risks described under the “Item 3. Key Information — D. Risk Factors” of our 2024 Annual Report, which is incorporated by reference to this prospectus supplement.
Corporate Information
Our principal executive offices are located at Building D, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District Beijing, 100085, the People’s Republic of China. Our telephone number at this address is +86 10 6292 7777. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is http://ir.ksyun.com/. The information contained on our website is not a part of this prospectus.
Implications of Being a Foreign Private Issuer
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

THE OFFERING
Offering price
US$      per ADS.
ADSs offered by us
18,500,000 ADSs (or 21,275,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).
Option to receive ordinary shares in lieu of ADSs
Investors have an option to receive ordinary shares in lieu of ADSs in this offering, at an offering price of HK$      per ordinary share, based upon each ADS representing 15 ordinary shares and an exchange rate of HK$      to US$1.00, the spot rate of exchange at the time of pricing.
Concurrent Private Placement
Concurrently with, and subject to, the completion of this offering, our existing shareholder, Kingsoft Corporation Limited, or Kingsoft Corporation, has agreed to purchase from us certain number of our ordinary shares at a price per share equal to the public offering price per ordinary share. The number of ordinary shares to be purchased by Kingsoft Corporation equals 20% of the aggregate number of (i) the number of ordinary shares (in the form of ADSs or ordinary shares in this offering, and assuming no exercise of the underwriters’ option to purchase additional ADSs), and (ii) the shares to be purchased in the Concurrent Private Placement subject to certain adjustments. Based on the 277,500,000 ordinary shares to be offered by us, Kingsoft Corporation will purchase 69,375,000 ordinary shares from us in the Concurrent Private Placement. The Concurrent Private Placement is being made pursuant to exemptions from registration with the SEC under Regulation S of the Securities Act. The Concurrent Private Placement constitutes connected transactions within the meaning of the Listing Rules of The Stock Exchange of Hong Kong Limited and are subject to, among other conditions, (i) the approval by independent shareholders in a shareholder meeting we plan to convene, and (ii) the completion of the Public Offering.
ADSs outstanding immediately after this offering
        ADSs (or        ADSs if the underwriters exercise their option to purchase additional ADSs in full).
Ordinary shares outstanding immediately after this offering(1)
         ordinary shares (or        ordinary shares if the underwriters exercise their option to purchase additional ADSs representing ordinary shares in full), including 69,375,000 ordinary shares we will issue and sell in the Concurrent Private Placement.
The ADSs
Each ADS represents 15 ordinary shares. See “Description of American Depositary Shares” in the accompanying base prospectus.
Option to purchase additional shares
We have granted the underwriters an option, exercisable within 30 days of this prospectus supplement, to purchase up to an aggregate of 2,775,000 additional ADSs.
Use of proceeds
We estimate that we will receive net proceeds from this offering and the Concurrent Private Placement of US$      million or US$      million if the underwriters exercise their option to purchase additional ADSs in full, after deducting the underwriters’ discount, without taking into account estimated offering expenses payable by us.

We plan to use the net proceeds from this offering and the Concurrent Private Placement for (i) investments in upgrading and expanding infrastructure, (ii) investments in technology and product development, and (iii) general corporate and working capital purposes. See “Use of Proceeds” in this prospectus supplement.
The foregoing represents our current intentions to use and allocate the net proceeds of this offering and the Concurrent Private Placement based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described above.
Nasdaq symbol for ADSs
KC
Hong Kong Stock Exchange Code for ordinary shares
3896
Lock-up
In connection with this offering, our executive officers and directors, including Lei Jun, Zou Tao, He Haijian, Yu Mingto, Wang Hang, Qu Jingyuan, Liu Tao and Tian Kaiyan, and Kingsoft Corporation have agreed with the underwriters, subject to certain exceptions, not to offer, sell, or dispose of any shares of our share capital or securities convertible into or exchangeable or exercisable for any shares of our share capital during the 90-day period following the date of this prospectus supplement. See “Underwriting” for more information.
Payment and settlement
The underwriters expect to deliver the ADSs against payment therefor on or about          , 2025, on a “T+1” basis. The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about          , 2025, on a “T+5” basis. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ordinary shares on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the ordinary shares will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the ordinary shares who wish to trade the ordinary shares prior to their delivery should consult their own advisors.
Depositary
The Bank of New York Mellon.
Risk factors
See “Risk Factors” and other information included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

Note:
(1)
The number of ordinary shares outstanding immediately after this offering is calculated using the number of ordinary shares outstanding as the date of this prospectus supplement, being 3,805,284,801 ordinary shares.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
Consolidated Statements of Operation
The following table presents our summary consolidated statements of operation data for the years ended December 31, 2022, 2023 and 2024.
	For the years ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	US$
	(in thousands, except for per share data)
Selected Consolidated Statements of Operation:
Revenues:
Public cloud services	5,360,282	4,381,741	5,007,251	685,991
Enterprise cloud services	2,816,976	2,663,993	2,777,777	380,554
Others	2,849	1,727	152	21
Total revenues	8,180,107	7,047,461	7,785,180	1,066,566
Cost of revenues	(7,750,569)	(6,197,292)	(6,444,254)	(882,859)
Gross profit	429,538	850,169	1,340,926	183,707
Operating expenses:
Selling and marketing expenses	(560,059)	(460,221)	(479,369)	(65,673)
General and administrative expenses	(1,149,677)	(1,060,022)	(834,854)	(114,375)
Research and development expenses	(971,216)	(784,807)	(845,989)	(115,900)
Impairment of long-lived assets	—	(653,670)	(919,724)	(126,002)
Total operating expenses	(2,680,952)	(2,958,720)	(3,079,936)	(421,950)
Operating loss	(2,251,414)	(2,108,551)	(1,739,010)	(238,243)
Interest income	80,743	78,410	27,008	3,700
Interest expense	(137,812)	(146,026)	(229,705)	(31,469)
Foreign exchange loss	(334,629)	(57,211)	(19,531)	(2,676)
Other loss, net	(43,810)	(32,673)	(12,946)	(1,774)
Other income (expenses), net	23,007	100,363	(6,382)	(874)
Loss before income taxes	(2,663,915)	(2,165,688)	(1,980,566)	(271,336)
Income tax (expense) benefit	(24,473)	(17,959)	1,524	209
Net loss	(2,688,388)	(2,183,647)	(1,979,042)	(271,127)
Less: net loss attributable to non-controlling interests	(30,204)	(7,307)	(12,362)	(1,694)
Net loss attributable to Kingsoft Cloud Holdings Limited	(2,658,184)	(2,176,340)	(1,966,680)	(269,433)
Net loss per share:
Basic and diluted	(0.73)	(0.61)	(0.54)	(0.07)
Shares used in the net loss per share computation:
Basic and diluted	3,623,838,985	3,558,354,940	3,658,088,876	3,658,088,876
Other comprehensive income, net of tax of nil:
Foreign currency translation adjustments	660,697	102,241	11,536	1,580
Comprehensive loss	(2,027,691)	(2,081,406)	(1,967,506)	(269,547)
Less: Comprehensive loss attributable to non-controlling interests	(30,463)	(7,334)	(12,384)	(1,697)
Comprehensive loss attributable to Kingsoft Cloud Holdings Limited
Net loss per share:	(1,997,228)	(2,074,072)	(1,955,122)	(267,850)

Summary Consolidated Balance Sheets
The following table presents our summary consolidated balance sheet data as of December 31, 2023 and 2024.
	As of December 31,
	2023	2024
	RMB	RMB	US$
Summary Consolidated Balance Sheet Data:
Cash and cash equivalents	2,255,287	2,648,764	362,879
Accounts receivable, net of allowance	1,529,915	1,468,663	201,206
Short-term investments	—	90,422	12,388
Total current assets	6,098,124	6,840,786	937,184
Property and equipment, net	2,186,145	4,630,052	634,315
Total assets	15,070,278	17,592,654	2,410,184
Accounts payable	1,805,083	1,877,004	257,149
Accrued expenses and other liabilities	2,838,085	3,341,990	457,851
Total current liabilities	6,828,590	9,159,435	1,254,837
Total liabilities	7,824,374	12,087,334	1,655,958
Total equity	7,245,904	5,505,320	754,226
Total liabilities, non-controlling interests and shareholders’ equity	15,070,278	17,592,654	2,410,184
Summary Consolidated Statements of Cash Flows
The following table presents our summary consolidated cash flow data for the years ended December 31, 2022, 2023 and 2024.
	For the year ended December 31
	2022	2023	2024
	RMB	RMB	RMB	US$
Net cash generated from (used in) operating activities	188,974	(169,070)	628,419	86,093
Net cash used in investing activities	(32,865)	(673,186)	(3,620,445)	(495,999)
Net cash (used in) generated from financing activities	(1,152,146)	(227,852)	3,255,418	445,990
Net (decrease) increase in cash, cash equivalents, and restricted cash	(996,037)	(1,070,108)	263,392	36,084
Cash, cash equivalents, and restricted cash at the beginning of year	4,456,621	3,533,726	2,489,481	341,057
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	73,142	25,863	(22,772)	(3,119)
Cash, cash equivalents, and restricted cash at the end of year	3,533,726	2,489,481	2,730,101	374,022

RISK FACTORS
Any investment in the ADSs and/or ordinary shares involves a high degree of risk. You are purchasing equity securities of a Cayman Islands holding company rather than equity securities of our subsidiaries and the VIEs that have substantive business operations in the PRC. Kingsoft Cloud Holdings Limited is a Cayman Islands holding company with no business operations. It conducts its operations in China through its PRC subsidiaries, variable interest entities or the VIEs, with which it has maintained contractual arrangements, and their subsidiaries. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ADSs and/or ordinary shares. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.
Risks Related to This Offering, Our Ordinary Shares and the ADSs
If we were to become subject to the U.S. Department of the Treasury’s final rule on outbound investment in the future, our ability to raise capital from U.S. persons could be restricted.
On October 28, 2024, the U.S. Department of the Treasury (“Treasury”) issued a final rule on outbound investment, or the Outbound Investment Rule, to implement the executive order of August 9, 2023, which became effective on January 2, 2025. The Outbound Investment Rule imposes investment prohibition and notification requirements on U.S. persons for a wide range of investments in entities associated with China (including Hong Kong and Macau), collectively defined as “Covered Foreign Persons,” that are engaged in activities relating to three sectors: (i) semiconductors and microelectronics, (ii) quantum information technologies, and (iii) artificial intelligence systems. U.S. persons subject to the Outbound Investment Rule are prohibited from making, or required to report, certain investments in Covered Foreign Persons, which are defined as “covered transactions.” In addition, on February 21, 2025, the White House released President Trump’s “America First Investment Policy” memorandum, outlining several initiatives to incentivize investment from U.S. allies and partners while restricting investments involving “foreign adversaries,” including China. Among other things, the policy aims to expand the industry sectors covered by the U.S. outbound investment regulations and supplement outbound restrictions through the imposition of sanctions. As of the date of this prospectus supplement, the proposed changes under the America First Investment Policy are not implemented, although the proposed restrictions may further deepen the uncertainties for cross-border collaborations, investments, and funding opportunities for China-based issuers including us.
We believe we are not a “Covered Foreign Person” as defined in the Outbound Investment Rule because we do not engage in any “covered activity” as defined in the Outbound Investment Rule or otherwise meet the definition of Covered Foreign Persons provided in the Outbound Investment Rule. However, there is no assurance that Treasury will take the same view. If we were to be deemed a Covered Foreign Person due to changes in our business operations, amendments to relevant laws and regulations or other factors, our ability to raise capital would be significantly and negatively affected. In such case, the trading prices of the ADSs and/or our ordinary shares may be materially and adversely affected and the value of our securities may decline significantly.
We have broad discretion to determine how to use the net proceeds from this offering and the Concurrent Private Placement and may use them in ways that may not enhance our results of operations or the price of the ADSs and/or ordinary shares.
Although we currently intend to use the net proceeds from this offering and the Concurrent Private Placement in the manner described in the section titled “Use of proceeds” in this prospectus supplement, our management will have broad discretion over the use of net proceeds from this offering and the Concurrent Private Placement, and we could spend the net proceeds from this offering and the Concurrent Private Placement in ways the holders of the ADSs and/or ordinary shares may not agree with or that do not yield a favorable return. Because of the number and variability of factors that will determine our use of the net proceeds from this offering and the Concurrent Private Placement, our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds from this offering and the Concurrent Private Placement are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering and the Concurrent Private Placement.
As the public offering price is higher than our net tangible book value per ordinary share and per ADSs, you will incur immediate and substantial dilution.
If you purchase ADSs or ordinary shares in this offering, you will pay more for your ADSs or ordinary shares than the amount paid by existing shareholders for their ordinary shares on a per ADS basis. As a result, you will experience immediate and substantial dilution of $      per ADS and $      per ordinary share (assuming no exercise of outstanding options to acquire ordinary shares and no exercise of the underwriters’ option to purchase additional ADSs), representing the difference between our as adjusted net tangible book value per ordinary share as of December 31, 2024, after giving effect to this offering, and the assumed public offering price of $      per ADS or HK$      per ordinary share. In addition, you will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options. All of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ADS basis that is less than the public offering price per ADS in this offering.
The settlement of each of the ADSs and the ordinary shares offered hereby are not conditioned upon the settlement of each other.
The ADSs offered hereby will settle   , 2025 on a “T+1” basis and the ordinary shares will settle on           , 2025 a “T+5” basis. The closing of the ADSs offered hereby is not conditioned on the closing of the ordinary shares offered hereby and the closing of the ordinary shares is not conditioned on the closing of the ADSs. There is no guarantee that the ADSs and/or the ordinary shares will close within the expected time frame or at all. There is a risk that either the ADSs or the ordinary shares will not close while the other closes. In the event that one or both of the ADSs and ordinary shares do not settle, the liquidity and trading price of our ordinary shares on the Hong Kong Stock Exchange and our ADSs on Nasdaq may be adversely affected.
The price and trading volume of our ordinary shares and the ADSs may be volatile, which could lead to substantial losses to investors.
The trading price and volume of our ordinary shares and/or the ADSs has been volatile. The trading price of our ordinary shares and/or the ADSs could continue to fluctuate widely due to factors beyond our control. The trading price and volume of our ordinary shares, likewise, can be volatile for similar or different reasons. In particular, the business and performance and the market price and volume of the shares of other companies engaging in similar business to ours or those with operations located mainly in China that have listed their securities in Hong Kong or the United States may affect the price and trading volume of our ordinary shares and the ADSs. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies’ securities after their offerings, including technology companies and transaction service platforms, may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States, which consequently may impact the trading performance of our ordinary shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to the Group’s operating performance. In addition, a portion of our ordinary shares and/or the ADSs may be traded by short sellers, which may further increase the volatility of the trading price of our ordinary shares and/or the ADSs. All these fluctuations and incidents may have a material and adverse effect on the trading price of our ordinary shares and/or the ADSs.
In addition to market and industry factors, the price and trading volume of our ordinary shares and the ADSs may be highly volatile for factors specific to our own operations, including the following:
•
macro-economic factors in China;

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variations in our revenues, earnings, or cash flow;

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fluctuations in operating metrics;

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announcements of new investments, acquisitions, strategic partnerships, capital raisings or capital commitments or joint ventures by us or our competitors;

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announcements of new offerings, solutions and services and expansions by us or our competitors;

•
changes in financial estimates by securities analysts;

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detrimental negative publicity about us, our services or our industry;

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announcements of new regulations, rules or policies relevant to our business;

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additions or departures of key personnel;

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allegations of a lack of effective internal control over financial reporting, inadequate corporate governance policies, or allegations of fraud, among other things, involving China-based issuers;

•
our major shareholders’ business performance and reputation;

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release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

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regulatory developments affecting us or our industry;

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political or trade tensions between the United States and China;

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actual or potential litigation or regulatory investigations;

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any share repurchase program;

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proceedings instituted by the SEC against PRC-based accounting firms, including our independent registered public accounting firm;

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fluctuations of exchange rates among Renminbi, the Hong Kong dollar and the U.S. dollar;

•
the inclusion, exclusion or removal of our ordinary shares or ADSs from any indices and/or the Stock Connect, which is an inter-exchange trading mechanism created by the Hong Kong, Shanghai and Shenzhen Stock Exchanges; and

•
sales or perceived potential sales of additional ordinary shares or ADSs.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares or the ADSs will trade. Furthermore, the stock exchanges on which our ordinary shares and the ADSs are traded in general experience price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our ordinary shares or the ADSs.
In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether successful or not, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our securities, the market price for our ordinary shares and/or the ADSs and trading volume could decline.
The trading market for our ordinary shares and/or the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares and/or the ADSs or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares and/or the ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly and timely, we could lose visibility and attractiveness in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares and/or the ADSs to decline.
Substantial future sales or perceived sales of our ordinary shares or the ADSs in the public market could materially and adversely affect the price of our ordinary shares or the ADSs.
Sales of our ordinary shares or the ADSs in the public market, or the perception that these sales could occur, could cause the market price of our securities to decline. ordinary shares held by our existing shareholders may be available for sale subject to the volume and other restrictions as applicable provided in Rules 144 and 701 under the Securities Act and the applicable lock-up agreements. We cannot predict what effect, if any, market sales of securities held by our significant shareholders, management team or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares or the ADSs.
Techniques employed by short sellers may drive down the market price of our ordinary shares and/or the ADSs.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. Short sellers hope to profit from a decline in the price of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as short sellers expect to pay less in that purchase than it received in the sale. As it is in the short sellers’ interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.
Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or enforcement actions by the SEC or other U.S. authorities. It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in our ordinary shares and/or the ADSs could be greatly reduced or even rendered worthless.
Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our ordinary shares and/or the ADSs for a return on your investment.
We do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares and/or the ADSs as a source for any future dividend income. Our Board has complete discretion as to whether to distribute dividends subject to Cayman Islands law. Even if our Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions (if any) received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board. Accordingly, the return on your investment in our ordinary shares and/or the ADSs will likely depend entirely upon any future price appreciation of such securities. There is no guarantee that our ordinary shares and/or the ADSs will appreciate in value or even maintain the price at which you purchased them. You may not realize a return on your investment in our ordinary shares and/or the ADSs and you may even lose your entire investment.
Holders of the ADSs may not have the same voting rights as the holders of our ordinary shares and may not be able to exercise their right to direct how our ordinary shares represented by the ADSs are voted.
Holders of the ADSs do not have the same rights as our registered shareholders. Holders of the ADSs will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings and will only be able to exercise the voting rights that are carried by the underlying ordinary shares represented by the ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, holders of the ADSs may vote only by giving voting instructions to the depositary. If we instruct the depositary to ask holders of the ADSs for their instructions, then upon receipt of voting instructions from holders of the ADSs, the depositary will try, as far as practicable, to vote the underlying ordinary shares represented by the ADSs in accordance with the instructions. If we do not instruct the depositary to ask holders of the ADSs for their instructions, the depositary may still vote in accordance with instructions give, but it is not required to do so. Holders of the ADSs will not be able to directly exercise their right to vote with respect to the ordinary shares represented by the ADSs unless holders of the ADSs withdraw the shares and become the registered holder of such shares prior to the record date for the general meeting. Under our Second Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, which is also referred herein as the Articles, an annual general meeting shall be called by not less than twenty-one (21) days’ notice and any other general meeting (including an extraordinary general meeting) shall be called by not less than fourteen (14) days’ notice in writing.
When a general meeting is convened, holders of the ADSs may not receive sufficient advance notice of the meeting to surrender their ADSs for the purpose of withdrawal of our ordinary shares represented by such ADSs and become the registered holder of such shares to allow them to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under the Articles, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent holders of the ADSs from surrendering ADSs for the purpose of withdrawing our ordinary shares represented by such ADSs and becoming the registered holder of such shares prior to the record date, so that they would not be able to attend the general meeting or to vote directly. If we ask for instructions, the depositary will notify holders of the ADSs of the upcoming vote and will arrange to deliver our voting materials to them. We have agreed to give the depositary at least 40 days’ prior notice of shareholder meetings. Nevertheless, there is no guarantee that holders of the ADSs will receive the voting materials in time to ensure that holders of the ADSs can instruct the depositary to vote the ordinary shares represented by their ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out voting instructions from holders of the ADSs. This means that holders of the ADSs may not be able to exercise their right to direct how our ordinary shares represented by their ADSs are voted and they may have no legal remedy if our ordinary shares represented by their ADSs are not voted as they have requested.
You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.
We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the Articles, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in Hong Kong or some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than Hong Kong or the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Moreover, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders. Under Cayman Islands law, our controlling shareholder does not owe any such fiduciary duties to our company or to our minority shareholders. Accordingly, our controlling shareholder may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Articles, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholder than they would as public shareholders of a company incorporated in the United States.
It may be difficult for overseas regulators to conduct investigations or collect evidence within China.
Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.
Certain judgments obtained against us by our shareholders may not be enforceable.
We are an exempted company limited by shares incorporated under the laws of the Cayman Islands and substantially all of our assets are located outside of Hong Kong or the United States. Substantially all of our current operations are conducted in China. In addition, some of our current directors and officers are nationals and residents of countries and regions other than Hong Kong or the United States. Most of the assets of these persons are located outside Hong Kong or the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in Hong Kong or the United States in the event that you believe that your rights have been infringed under Hong Kong laws or the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.
Holders of the ADSs may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, holders of the ADS waive the right to a jury trial for any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.
If we or the depositary were to oppose a jury trial based on this waiver, the court would have to determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this would be the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.
If owners or holders of the ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, owners or holders of the ADSs may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any owners or holders of the ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Holders of the ADSs may experience dilution of their holdings due to the inability to participate in rights offerings.
We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. However, we cannot make such rights available to holders of the ADSs in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not distribute rights to holders of the ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of the ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of the ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.
Holders of the ADSs may be subject to limitations on the transfer of the ADSs.
The ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems it expedient in connection with the performance of its duties. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of the ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Our Articles give us power to take certain actions that could discourage a third party from acquiring us, which could limit our Shareholders’ opportunity to sell their ordinary shares, including ordinary shares and the ADSs, at a premium.
Our Articles contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our Shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Subject to any applicable rules and regulations of authorities of places where securities of the Company are listed, and on the conditions that (a) no new class of shares with voting rights superior to those of the ordinary shares will be created; and (b) any variations in the relative rights as between the different classes will not result in the creation of a new class of shares with voting rights superior to those of the ordinary shares, our Board has the authority, without further action by our Shareholders, to issue shares in one or more series and to fix their designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, including ordinary shares represented by ADSs.
However, our exercise of any such power that may limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions under our Articles are subject to our overriding obligations to comply with all applicable Hong Kong laws and regulations, the Hong Kong Listing Rules, and the Codes on Takeovers and Mergers and Share Buy-backs.
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Select Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer, which may be difficult for overseas regulators to conduct investigation or collect evidence within China.
As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.
As a Cayman Islands exempted company listed on the Nasdaq, we are subject to corporate governance listing standards of Nasdaq. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have followed and intend to continue to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have a majority of independent directors and that the audit committee consists of at least three members. To the extent that we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. In addition, if we are subject to listing standards or other rules or regulations of other jurisdictions in the future, those requirements may further change the degree of protection for our shareholders to the extent they differ from the Nasdaq listing standards applicable to U.S. domestic issuers.
Although we believe we were not a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for 2024 there can be no assurance in this regard, and due to the substantial fluctuations of our ADSs’ trading prices there is a significant risk that we will be a PFIC for 2025 or future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. investors in the ADSs or ordinary shares.
In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it directly held its proportionate share of the assets of the other corporation and directly earned its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash and cash equivalents are generally passive assets for these purposes. Goodwill and other intangible assets generally are characterized as active assets to the extent associated with business activities that produce active income.
We hold a substantial amount of cash and financial investments, and while this continues to be the case our PFIC status for any taxable year may depend on the average value of our goodwill and other intangible assets. We have not obtained valuations of our goodwill or other assets. However, the value of our goodwill and other intangible assets may be determined, in large part, by reference to our market capitalization. Based on the average price of the ADSs during 2024, and taking into account the nature of our assets and income, we believe that we were not a PFIC for our taxable year ended December 31, 2024. Because our market capitalization is volatile (and has generally declined substantially since our initial public offering), if the value of our assets is determined by reference to our market capitalization, our goodwill and other active assets for 2025 or future taxable years may constitute less than 50% of the value of our total assets. Accordingly, there is a significant risk that we will be a PFIC for our taxable year 2025, and possibly future taxable years. Moreover, it is not entirely clear how the contractual arrangements between us and the VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if the VIEs are not treated as owned by us for these purposes. Furthermore, the application of the PFIC rules is subject to certain uncertainties such as the proper calculation of gross income for purposes of the PFIC rules. Our PFIC status for any taxable year is an annual factual determination that can be made only after the end of that year and depends on the composition of our income and assets and the value of our assets from time to time. For these reasons, there can be no assurance as to our PFIC status for any taxable year, and there is a significant risk that we may be a PFIC for 2025 or future taxable years. If we are a PFIC for any taxable year during which a U.S. taxpayer holds ADSs or ordinary shares, the U.S. taxpayer generally will be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and “excess distributions,” and additional reporting requirements. This will generally continue to be the case even if we cease to be a PFIC in a later taxable year, unless certain elections are made. See “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”
If a U.S. person is treated as owning 10% or more of the ADSs or ordinary shares, such person may be subject to adverse U.S. federal income tax consequences.
If a U.S. person owns directly or indirectly our ADSs or ordinary shares, and is treated as owning (including constructively) 10% or more of the value or voting power of our ADSs or ordinary shares, such person generally will be treated as a “United States shareholder” with respect to each “controlled foreign corporation,” or “CFC,” in our group (if any). A CFC is a non-U.S. corporation more than 50% of the stock (by vote or value) of which is owned (directly, indirectly or constructively) by “United States shareholders.” We are not actually controlled by “United States shareholders” for purposes of the CFC rules. However, certain of our non-U.S. subsidiaries may be treated as CFCs under certain ownership attribution rules because we have a U.S. subsidiary. A “United States shareholder” of a CFC may be subject to additional U.S. federal income tax liabilities and reporting requirements. We do not intend to (i) take these U.S. tax rules into consideration when conducting our operations, (ii) monitor whether we are or any of our non-U.S. subsidiaries is treated as a CFC for any purpose of the U.S. Internal Revenue Code or whether any investor is treated as a “United States shareholder” with respect to any of these entities or (iii) furnish to any “United States shareholders” any information that may be necessary to comply with any applicable CFC rules. U.S. investors that may be treated as owning 10% or more of our stock by vote or value should consult their tax advisers regarding the potential application of these rules in their particular circumstances.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering and the Concurrent Private Placement of US$        million, or US$         million if the underwriters exercise their option to purchase additional ADSs in full, after deducting underwriting discounts, without taking into account estimated offering expenses payable by us and reimbursement by the underwriters to us for certain expenses that we incurred in connection with the offering.
We expect to use the net proceeds from this offering and the Concurrent Private Placement for (i) investments in upgrading and expanding infrastructure, (ii) investments in technology and product development, and (iii) general corporate and working capital purposes.
The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering and the Concurrent Private Placement. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering and the Concurrent Private Placement. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering and the Concurrent Private Placement differently than as described in this prospectus supplement.
If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and to the VIEs only through loans, and only if we satisfy the applicable government registration, filings, reporting and approval requirements. While we currently see no material obstacles to completing such procedures with respect to future capital contributions and loans to our PRC subsidiaries or loans to the VIEs, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. For more information about such requirements, see “Item 4. Information on the Company — 4.B. Business Overview — Regulation Related to Foreign Exchange and Dividend Distribution — Regulations on Foreign Currency Exchange” of our 2024 Annual Report, which is incorporated by reference to this prospectus supplement. Additionally, while there is no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries, loans provided to our PRC subsidiaries and the VIEs in the PRC are subject to certain statutory limits.
We are able to use all of the net proceeds from this offering and the Concurrent Private Placement for investment in our operations in the PRC by funding our PRC subsidiaries through capital contributions which is not subject to any statutory limit on the amount under PRC laws and regulations. We expect that the net proceeds from this offering and the Concurrent Private Placement to be used in the PRC will be in the form of RMB and, therefore, our PRC subsidiaries and VIEs will need to convert any capital contributions or loans from U.S. dollars or Hong Kong dollars into Renminbi in accordance with applicable PRC laws and regulations. All of the net proceeds from this offering and the Concurrent Private Placement would be available for investment in our operations in the PRC, subject to the foregoing statutory limits on the amount of loans provided to our PRC subsidiaries and VIEs in the PRC and the laws and regulations on the conversion from U.S. dollars or Hong Kong dollars into Renminbi.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024:
•
on an actual basis; and

•
on an as adjusted basis to give effect to (i) the issuance of 277,500,000 ordinary shares (in the form of ADSs or ordinary shares to the investors elect to settle in such securities) by us in the public offering at an assumed offering price US$13.20 per ADS, which was the closing price of our ADS on April 15, 2025, and the receipt of US$234.0 million in estimated proceeds, after deduction of the underwriting discounts and commissions and estimated net offering expenses payable by us, and the use of proceeds therefrom, assuming the underwriters do not exercise their option to purchase additional ADSs, and (ii) the issuance of 69,375,00 ordinary shares in the Concurrent Private Placement, and the receipt of US$62.9 million in estimated proceeds.

You should read this table together with our audited consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” of our 2024 Annual Report, which is incorporated by reference to this prospectus supplement.
	As of December 31, 2024
	Actual	As adjusted
	(in thousands of US$, except for shares and par value data)
Shareholders’ equity:
Ordinary shares (US$0.001 par value; 3,687,690,772 issued and outstanding on an actual basis, and 4,034,565,772 issued and outstanding on an adjusted basis)	3,519	3,866
Treasury shares	(14,450)	(14,450)
Additional paid-in capital	2,594,891	2,891,446
Statutory reserves funds	4,384	4,384
Accumulated deficit	(1,957,990)	(1,957,990)
Accumulated other comprehensive income	77,665	77,665
Noncontrolling interests	46,207	46,207
Total shareholders’ equity	754,226	1,051,128
Total capitalization	754,226	1,051,128

DIVIDEND POLICY
We have not previously declared or paid any cash dividend or dividend in kind and we have no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Regulation — Regulation Related to Foreign Exchange and Dividend Distribution — Regulation on Dividend Distribution” in our 2024 Annual Report, which is incorporated by reference in this prospectus supplement.
Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, net of the fees and expenses payable thereunder. See “Item 12. Description of Securities Other Than Equity Securities — 12.D. American Depositary Shares” in our 2024 Annual Report, which is incorporated by reference in this prospectus supplement.

PRINCIPAL SHAREHOLDERS
The following table sets forth information concerning the beneficial ownership of our ordinary shares as of the date of this prospectus supplement by:
•
each of our directors and executive officers; and

•
each person known to us to beneficially own more than 5% of our ordinary shares.

The calculations in the table below are based on 3,805,284,801 ordinary shares outstanding as of March 31, 2025.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned after this Offering***
	Number	%**	Number	%
Directors and Executive Officers:†
Jun Lei(1)	466,161,000	12.3	466,161,000	11.2
Tao Zou	*	*	*	*
Haijian He	*	*	*	*
Honghua Feng	—	—	—	—
Mingto Yu	—	—	—	—
Hang Wang	—	—	—	—
Jingyuan Qu	—	—	—	—
Tao Liu	*	*	*	*
Kaiyan Tian	*	*	*	*
All directors and executive officers as a group(2)	480,764,913	12.6	480,764,913	11.6
Principal Shareholders:
Kingsoft Corporation Limited(3)	1,423,246,584	37.4	1,492,621,584	35.9
Xiaomi Corporation(4)	466,161,000	12.3	466,161,000	11.2

Notes:
*
Less than 1% of our total outstanding shares.

**
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (i) 3,805,284,801, being the number of ordinary shares outstanding as of the date of this prospectus supplement, and (ii) the number of ordinary shares underlying share options held by such person or group that are exercisable and share awards that will become vested within 60 days after the date of this prospectus supplement.

***
After giving effect to (i) our issuance and sale of 277,500,000 ordinary shares (including ADSs) pursuant to this prospectus supplement, assuming the underwriters do not exercise its option to purchase additional ADSs, and (ii) our issuance and sale of 69,375,000 ordinary shares in the Concurrent Private Placement.

†
The address of our directors and executive officers is Building D, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District Beijing, 100085, the People’s Republic of China.

(1)
Mr. Lei has the majority voting power in Xiaomi Corporation and is deemed to beneficially own our shares held by Xiaomi Corporation.

(2)
Including an aggregate of 6,997,198 ordinary shares underlying share awards held by our directors and executive officers that are exercisable within 60 days after March 31, 2025.

(3)
Represent (i) 1,423,246,584 ordinary shares directly held by Kingsoft Corporation Limited, a Cayman Islands company, and (ii) 69,375,000 ordinary shares that Kingsoft Corporation has agreed to purchase in the Concurrent Private Placement. The registered address of Kingsoft Corporation Limited is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

(4)
Represent 414,376,000 ordinary shares directly held by Xiaomi Corporation, a Cayman Islands company and 51,785,000 ordinary shares directly held by Green Better Limited, an indirect wholly owned subsidiary of Xiaomi Corporation. The registered office of Xiaomi Corporation is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

To our knowledge, as of March 31, 2025, a total of 136,267,063 ordinary shares are held by eight record holders in the United States.
None of our shareholders has informed us that it is affiliated with a member of Financial Industry Regulatory Authority, or FINRA.
We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

TAXATION
The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel, and to the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Fangda Partners.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or our shareholders or ADS holders levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of, the Cayman Islands.
The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties.
There are no exchange control regulations or currency restrictions in the Cayman Islands.
Pursuant to Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, we may obtain an undertaking from the Financial Secretary of the Cayman Islands:
(1)
that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to us or our operations; and

(2)
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable on or in respect of our shares, debentures or other obligations or by way of the withholding in whole or in part of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

The undertaking for us is for a period of 20 years from December 23, 2019.
People’s Republic of China Taxation
Under the PRC EIT Law, which became effective on January 1, 2008 and was most recently amended on December 29, 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.
In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments that are responsible for daily production, operation and management; (b) financial and personnel decision- making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our company is incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the

PRC. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe that our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, our Cayman Islands holding company would be subject to 25% enterprise income tax on its worldwide income. Further, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders (including the ADS holders). In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors — Risks Relating to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders” in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement.
Material U.S. Federal Income Tax Considerations
The following are material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of the ADSs or ordinary shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to hold the ADSs or ordinary shares.
This discussion applies only to a U.S. Holder that acquires the ADSs in this offering and holds them or ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including any minimum tax, the Medicare contribution tax on net investment income and tax consequences applicable to U.S. Holders subject to special rules, such as:
•
certain financial institutions;

•
dealers or certain electing traders in securities that use a mark-to-market method of tax accounting;

•
persons holding ADSs or ordinary shares as part of a straddle, integrated or similar transaction;

•
persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•
entities classified as partnerships for U.S. federal income tax purposes and their partners;

•
tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•
persons that own or are deemed to own ADSs or ordinary shares representing 10% or more of our voting power or value; or

•
persons holding ADSs or ordinary shares in connection with a trade or business outside the United States.

If a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) owns ADSs or ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning ADSs or ordinary shares and their partners should consult their tax advisers as to their particular U.S. federal income tax consequences of owning and disposing of ADSs or ordinary shares.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and the PRC (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.
As used herein, a “U.S. Holder” is a person that is for U.S. federal income tax purposes a beneficial owner of the ADSs or ordinary shares and:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, a U.S. Holder that owns ADSs will be treated as the owner of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs.
This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ADSs or ordinary shares in their particular circumstances.
Passive Foreign Investment Company Rules
As discussed in our 2024 Annual Report, we believe we were not a PFIC for 2024. In general, a non-U.S. corporation is a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income or (ii) 75% or more of its gross income consists of passive income. For purposes of the above calculations, a non-U.S. corporation that owns (or is treated as owning for U.S. federal income tax purposes), directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it directly held its proportionate share of the assets of the other corporation and directly earned its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash and cash equivalents are generally passive assets for these purposes. Goodwill and other intangible assets generally are characterized as active assets to the extent associated with business activities that produce active income.
We hold a substantial amount of cash and financial investments, and while this continues to be the case our PFIC status for any taxable year may depend on the average value of our goodwill and other intangible assets. We have not obtained valuations of our goodwill or other assets. However, the value of our goodwill and other intangible assets may be determined, in large part, by reference to our market capitalization. Based on the average price of the ADSs during 2024, and taking into account the nature of our assets and income, we believe that we were not a PFIC for our taxable year ended December 31, 2024. Because our market capitalization is volatile (and has generally declined substantially since our initial public offering), if the value of our assets is determined by reference to our market capitalization, our goodwill and other active assets for 2025 or future taxable years may constitute less than 50% of the value of our total assets. Accordingly, there is a significant risk that we will be a PFIC for our taxable year 2025, and possibly future taxable years. Moreover, it is not entirely clear how the contractual arrangements between us and the VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if the VIEs are not treated as owned by us for these purposes. Furthermore, the application of the PFIC rules is subject to certain uncertainties such as the proper calculation of gross income for purposes of the PFIC rules. Our PFIC status for any taxable year is an annual factual determination that can be made only after the end of that year and depends on the composition of our income and assets and the value of our assets from time to time. For these reasons, there can be no assurance as to our PFIC status for any taxable year, and there is a significant risk that we may be a PFIC for 2025 or future taxable years.

If we are a PFIC for any taxable year and any entity in which we own or are deemed to own equity interests (including any of our subsidiaries or VIEs) is also a PFIC (any such entity, a “Lower-tier PFIC”), a U.S. Holder will be deemed to own a proportionate amount (by value) of the shares of each such Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the next paragraph on (i) certain distributions by any Lower-tier PFIC and (ii) dispositions of shares of any Lower-tier PFIC, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions.
In general, if we are a PFIC for any taxable year during which a U.S. Holder owns the ADSs or ordinary shares, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of the ADSs or ordinary shares will be allocated ratably over the U.S. Holder’s holding period. The amounts allocated to the taxable year of the sale or disposition and to any taxable years before the first taxable year in which we became a PFIC will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as applicable, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any taxable year on its ADSs or ordinary shares exceed 125% of the average of the annual distributions on the ADSs or ordinary shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, such excess distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or ordinary shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding taxable years during which the U.S. Holder owns the ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless we cease to be a PFIC and the U.S. Holder makes a timely “deemed sale” election with respect to the ADSs or ordinary shares, in which case such U.S. Holder will be deemed to have sold the ADSs or ordinary shares held at their fair market value, and any gain on the deemed sale will be taxed under the PFIC rules described above. U.S. Holders should consult their tax advisers regarding the advisability of making a deemed sale election in their particular circumstances if we are a PFIC for any taxable year and cease to be a PFIC for any subsequent taxable year.
Alternatively, if we are a PFIC for any taxable year and if the ADSs are “regularly traded” on a “qualified exchange,” as defined in applicable Treasury Regulations, a U.S. Holder of ADSs could make a mark-to-market election that will result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The ADSs will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq, where the ADSs, but not the ordinary shares, are listed, is a qualified exchange for this purpose. However, there can be no assurance that our ADSs will be regularly traded for any relevant period. If a U.S. Holder of ADSs makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over the U.S. Holder’s adjusted tax basis in the ADSs and will recognize an ordinary loss in respect of any excess of the adjusted tax basis in the ADSs over their fair market value at the end of the U.S. Holder’s taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ADSs will be adjusted to reflect the amounts of any income or loss recognized. Any gain recognized on the sale or other disposition of the ADSs in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess loss treated as a capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on ADSs will be treated as discussed under “— Taxation of Distributions” above (but subject to the discussion in the immediately subsequent paragraph). U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their ADSs given that we may have Lower-tier PFICs for which a mark-to-market election may not be available.
If we are a PFIC (or, with respect to a particular U.S. Holder, are treated as a PFIC) for any taxable year in which we pay a dividend or for the prior taxable year, the favorable tax rate described below under “— Taxation of Distributions” with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If we are a PFIC for any taxable year during which a U.S. Holder owns any gADSs or ordinary shares, the U.S. Holder will generally be required to file annual reports with the Internal Revenue Service. U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of ADSs or ordinary shares.
Taxation of Distributions
This discussion is subject to the discussion under “— Passive Foreign Investment Company Rules” above.
Distributions (if any) paid on the ADSs or ordinary shares, other than certain pro rata distributions of ADSs or ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid on the ADSs to certain non-corporate U.S. Holders may be taxable at the reduced rates applicable to “qualified dividend income” if certain conditions are met, and provided that we are not a PFIC (and with respect to a particular U.S. Holder are not treated as a PFIC) for the taxable year of distribution or the preceding taxable year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rates on dividends generally and in their particular circumstances.
Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s (in the case of ordinary shares) or the depositary’s (in the case of ADSs) actual or constructive receipt. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Dividends will be treated as foreign-source income. As described in “— People’s Republic of China Taxation,” dividends paid by us may be subject to PRC withholding tax. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC taxes. Subject to applicable limitations, which vary depending upon the U.S. Holder’s circumstances, and the discussion below regarding certain Treasury regulations, PRC taxes withheld from dividend payments (at a rate not exceeding the applicable rate provided in the Treaty in the case of a U.S. Holder that is eligible for the benefits of the Treaty) generally will be creditable against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, Treasury regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes to be creditable the relevant foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the PRC income tax system meets these requirements. However, the IRS released notices that provide relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In lieu of claiming a credit, a U.S. Holder may elect to deduct creditable PRC taxes in computing its taxable income, subject to applicable limitations. An election to deduct creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the relevant taxable year. U.S. Holders should consult their tax advisers regarding the creditability or deductibility of any PRC income taxes in their particular circumstances.
Sale or Other Taxable Disposition of ADSs or ordinary shares
This discussion is subject to the discussion under “— Passive Foreign Investment Company Rules” above.

A U.S. Holder will generally recognize capital gain or loss on a sale or other taxable disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized on the sale or disposition and the U.S. Holder’s tax basis in the ADSs or ordinary shares disposed of, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if, at the time of the sale or disposition, the U.S. Holder has owned the ADSs or ordinary shares for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to tax rates that are lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.
As described in “— People’s Republic of China Taxation” above, gains on the sale of ADSs or ordinary shares may be subject to PRC taxes if we are treated as a PRC resident enterprise for PRC tax purposes. Under the Code, capital gains of U.S. persons are generally treated as U.S.-source income. However, a U.S. Holder that is eligible for Treaty benefits may be able to elect to treat gains on the disposition of ADSs or ordinary shares as foreign-source income under the Treaty and claim a foreign tax credit in respect of any PRC taxes on the disposition gains. Under certain Treasury regulations, a U.S. Holder will generally be precluded from claiming a foreign tax credit with respect to PRC income taxes on gains from dispositions of ADSs or ordinary shares, unless the U.S. Holder is eligible for Treaty benefits and elects to apply them. However, as discussed above under “— Taxation of Distributions,” the IRS released notices that provide relief from certain of the regulations’ provisions (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit U.S. Holders from claiming a foreign tax credit with respect to PRC taxes on disposition gains, other limitations under the foreign tax credit rules may preclude U.S. Holders from claiming a foreign tax credit. If a U.S. Holder is precluded from claiming, or does not elect to claim, a foreign tax credit, it is possible that any PRC taxes on disposition gains may either be deductible or reduce the amount realized on the disposition. The rules governing foreign tax credits and deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisers regarding their eligibility for benefits under the Treaty and the consequences of the imposition of any PRC tax on disposition gains, including the Treaty’s resourcing rule, any reporting requirements with respect to a Treaty-based return position and the creditability or deductibility of the PRC tax on disposition gains in their particular circumstances (including any applicable limitations).
Information Reporting and Backup Withholding
Payments of dividends and proceeds from the sale or exchange of ADSs or ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding, generally on Internal Revenue Service Form W-9.Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will generally be allowed as a credit against its U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.
Certain U.S. Holders who are individuals (and certain specified entities) may be required to report information relating to their ownership of the ADSs or ordinary shares, or any non-U.S. accounts through which the ADSs or ordinary shares are held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs or ordinary shares.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of ADSs and ordinary shares indicated below:
Name	Number of ADSs	Number of Ordinary Shares	Total Number (in ADSs)
Morgan Stanley Asia Limited
Goldman Sachs (Asia) L.L.C.
China International Capital Corporation Hong Kong Securities Limited
Deutsche Bank AG, Hong Kong Branch
The Hongkong and Shanghai Banking Corporation Limited
Merrill Lynch (Asia Pacific) Limited
Total:
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the ADSs and ordinary shares subject to their acceptance of the ADSs and ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs and ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ADSs and ordinary shares offered by this prospectus supplement if any such ADSs or ordinary shares are taken. However, the underwriters are not required to take or pay for the ADSs or ordinary shares covered by option to purchase additional shares described below.
The underwriters initially propose to offer part of the ADSs directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $     per ADS under the public offering price. The underwriters initially propose to offer part of the ordinary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $    per ordinary share under the public offering price. After the initial offering of the ADSs and ordinary shares, the offering price and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,775,000 additional ADSs at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ADSs and/or ordinary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of ADSs and/or ordinary shares listed next to the names of all underwriters in the preceding table.
The following table shows the per ADS, per ordinary share, and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,775,000 ADSs.

	Per ADS		Per Ordinary Share	Total
	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs	Without Option to Purchase Additional ADSs	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs
Public offering price	US$	US$	US$	US$	US$
Underwriting discounts and commissions to be paid by us:	US$	US$	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$	US$	US$
The Underwriters have agreed to reimburse us for certain out-of-pocket expenses.
Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective affiliates, registered broker-dealers or selling agents. Morgan Stanley Asia Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of the ADSs in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Goldman Sachs (Asia) L.L.C. will offer ADSs in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC.
Our ADSs are listed on the Nasdaq Global Select Market under the trading symbol “KC” and our ordinary shares are listed on the Main Board of SEHK under the stock code “3896.”
We have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares or securities convertible into or exercisable or exchangeable for such ADSs or ordinary shares, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any ADSs, ordinary shares or any securities convertible into or exercisable or exchangeable for such ADSs or ordinary shares (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs, ordinary shares or any securities convertible into or exercisable or exchangeable for such ADSs or ordinary shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the ADSs, ordinary shares or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any ADSs, ordinary shares or any securities convertible into or exercisable or exchangeable for such ADSs or ordinary shares, or (iv) publicly disclose the intention to do any of the foregoing.
The restrictions described in the immediately preceding paragraph do not apply to certain transactions, including (i) the Concurrent Private Placement and the issuance of ordinary shares therewith, (ii) the issuance and sale of the ordinary shares and ADSs to be sold in this offering, (iii) the issuance of ordinary shares, ADSs or securities convertible into or exercisable for ordinary shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this prospectus supplement and which is described in this prospectus supplement, (iv) grants of stock options, stock awards, restricted shares, RSUs, or other equity awards and the issuance of ordinary shares, ADSs or securities convertible into or exercisable or exchangeable for ordinary shares or ADSs (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date of this prospectus supplement and described in the prospectus supplement, provided that no filing by such employees, officers, directors, advisors, or consultants under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with any subsequent sale of ordinary shares or ADSs during the restricted period (other than net settlement and sell-to-cover transactions effected solely on behalf and for the benefits of such individuals for tax withholding purposes), or (v) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or ordinary shares, provided that (a) such plan does not provide for the transfer of ADSs or ordinary shares during the restricted period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or ordinary shares may be made under such plan during the restricted period.
Additionally, our directors and officers, including Jun Lei, Tao Zou, Haijian He, Mingto Yu, Hang Wang, Jingyuan Qu, Tao Liu and Kaiyan Tian and Kingsoft Corporation Limited, or collectively, the lock-up parties, have agreed that, without the prior written consent of the representatives on behalf of the underwriters, they will not to, during the period ending 90 days after the date of this prospectus supplement, or the restricted period: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares or securities convertible into or exercisable or exchangeable for such ADSs or ordinary shares, or collectively, the lock-up securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the ADSs, ordinary shares or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any the lock-up securities.
The restrictions described in the immediately preceding paragraph to do not apply to, among other things, (i) transactions relating to ADSs, ordinary shares or other securities of our company acquired in open market transactions after the completion of this offering, (ii) transfers of any lock-up securities as a bona fide gift, (iii) distributions of any the lock-up securities to limited partners or shareholders of the lock-up parties; provided that in the case of any transfer or distribution pursuant to clause (ii) or (iii), each donee or distributee shall be subject to restrictions similar to those set forth in the immediately preceding paragraph, (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the immediately preceding paragraph, and provided further that any such transfer shall not involve a disposition for value, (v) transfers of the lock-up securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of our ADSs or ordinary shares in connection with a change of control, as defined below, of us; provided that in the event the tender offer, merger, consolidation or other such transaction is not completed, the lock-up parties’ lock-up securities shall remain subject to the restrictions set forth in the immediately preceding paragraph, (vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the lock-up securities, provided that (a) such plan does not provide for the transfer of the lock-up securities during the restricted period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up parties or our company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the lock-up securities may be made under such plan during the restricted period, or (vii) transfers or disposal of lock-up securities pursuant to the settlement of restricted share units (“RSUs”) or the vesting / exercise of any stock options or other equity awards, in each case outstanding on the date of this prospectus supplement and described in the Pricing Prospectus, solely for net settlement and sell-to-cover transactions effected by the Company solely on behalf and for the benefits of such individuals for tax withholding purposes.
The representatives, in their sole discretion, may release the ordinary shares, ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.
Record holders of our securities are typically the parties to the lock-up agreements with the underwriters referred to above, while holders of beneficial interests in our securities who are not also record holders in respect of such securities are not typically subject to any such agreements or other similar restrictions. Accordingly, we believe that certain holders of beneficial interests who are not record holders and are not bound by lock-up agreements could enter into transactions with respect to those beneficial interests that negatively impact the price of our ADSs. In addition, a shareholder who is not subject to a lock-up agreement with the underwriters may be able to sell, short sell, transfer, hedge, pledge, lend or otherwise dispose of or attempt to sell short sell, transfer, hedge, pledge, lend or otherwise dispose of, their equity interests at any time after the closing of this offering.
In order to facilitate the offering of the ADSs and ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADS and ordinary shares. Specifically, the underwriters may sell more ADSs and/or ordinary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs and ordinary shares available for purchase by the underwriters under the option to purchase additional ADSs. The underwriters can close out a covered short sale by exercising the option to purchase additional ADSs or purchasing ADSs and/or ordinary shares in the open market. In determining the source of ADSs and/or ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs and/or ordinary shares compared to the price available under the option to purchase additional ADSs. The underwriters may also sell ADSs and/or ordinary shares in excess of the option to purchase additional ADSs, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs and/or ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADS in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs and/or ordinary shares in the open market to stabilize the price of the ADSs and/or ordinary shares. These activities may raise or maintain the market price of the ADSs and/or ordinary shares above independent market levels or prevent or retard a decline in the market price of the ADSs and/or ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Pricing of the Offering
The public offering price was determined by negotiations between us and the representatives. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.

Notice to All Prospective Investors
In purchasing the ADSs and/or ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any other waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:
•
you and your ultimate beneficial owners are independent of, and not connected or acting in concert with, any of the directors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective associates or close associates (as such terms are defined in the Hong Kong Listing Rules);

•
you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

•
you and your ultimate beneficial owners are not a director or existing shareholder holding 10% or more of the ordinary shares and/or ADSs (in aggregate) of our company, or an associate or a close associate (as such terms are defined in the HK Listing Rules) of any director or existing shareholder holding 10% or more of the ordinary shares and/or ADSs (in aggregate) of our company or a nominee of any of the foregoing;

•
you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the ADSs and/or ordinary shares to any connected person or core connected person (as the terms are defined in the Hong Kong Listing Rules) of ours at the time of completion of this offering;

•
you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective associates or close associates (as such terms are defined in the Hong Kong Listing Rules) or any of the underwriters;

•
you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our connected persons or core connected persons (as such terms are defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

•
you and your ultimate beneficial owners are not a connected person or a core connected person or person who will become a connected person or a core connected person of our company immediately upon completion of this offering, the subscription for the ordinary shares or ADSs by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our connected person or core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our connected person or core connected persons in making this subscription for ADSs and/or ordinary shares;

•
you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our ordinary shares and/or ADSs except as you have disclosed to us or our agent;

•
whether you acquire the ADSs and/or ordinary shares on your own behalf or as a fiduciary or agent, the ADSs and/or ordinary shares are acquired only for the purpose of investment;

•
you will require any person for whose accounts you are purchasing our ADSs and/or ordinary shares and any person to whom you may offer or sell any of our ADSs and/or ordinary shares to comply with the provisions of this section; if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures (Professional Investor) Rules;

•
you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the underwriters, us, or any other party involved in this offering other than information contained in this prospectus supplement, and that none of the underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our company and your own assessment of the merits and risks of investing in the ADSs and/or ordinary shares;

•
you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our ADSs and/or ordinary shares and you acknowledge and agree that none of us, our affiliates and the underwriters and their respective affiliates shall have any responsibility in this regard;

•
you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the Securities and Futures Commission of Hong Kong (the “SFC”), and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix F1 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

•
you are not a connected client (as defined in Appendix F1 to the HK Listing Rules) of any of the underwriters;

•
you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated ADSs and/or ordinary shares, or any other breach of your obligations hereunder;

•
you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our ADSs and/or ordinary shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

•
you will not copy or otherwise distribute this prospectus supplement to any third party; and

•
(A) we, the underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the ADSs and/or ordinary shares are no longer accurate, you will promptly notify us and the underwriters, and (C) if you are acquiring any of the ADSs and/or ordinary shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Selling Restrictions
No action may be taken by us or the underwriters in any jurisdiction other than the United States that would permit a public offering of the ADSs or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither the prospectus supplement nor any other offering material or advertisements in connection with the offer and sale of the ADSs may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Canada
The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection

73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ADSs may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ADSs being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
No ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the

Financial Conduct Authority, except that offers of ADSs may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of ADSs shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the ADSs in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Cayman Islands
This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the ADSs or ordinary shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any ADSs or ordinary shares in the Cayman Islands.
Switzerland
The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs
Monaco
The ADSs may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco Bank or a duly authorized Monegasque intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Fund. Consequently, this prospectus supplement may only be communicated to (i) banks, and (ii) portfolio management companies duly licensed by the “Commission de Contrôle des Activités Financières” by virtue of Law n° 1.338, of September 7, 2007, and authorized under Law n° 1.144 of July 26, 1991. Such regulated intermediaries may in turn communicate this document to potential investors.
Abu Dhabi
The Financial Services Regulatory Authority, or “FSRA,” of the Abu Dhabi Global Market accepts no responsibility for reviewing or verifying this document. Accordingly, the FSRA has not approved this document nor taken any steps to verify the information set out in this document, and has no responsibility for it. The ADSs to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs should conduct their own due diligence on the ADSs. If you do not understand the contents of this document you should consult an authorized financial adviser.
Australia
This document:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The ADSs may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ADSs may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ADSs may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ADSs, you represent and warrant to us that you are an Exempt Investor.
As any offer of ADSs under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ADSs you undertake to us that you will not, for a period of 12 months from the date of issue of the ADSs, offer, transfer, assign or otherwise alienate those ADSs to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
New Zealand
This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the “FMA Act”). The securities may only be offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) to a person who:

•
is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;

•
meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;

•
is large within the meaning of clause 39 of Schedule 1 of the FMC Act;

•
is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or

•
is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.

India
This document has not been and will not be registered as a prospectus with any registrar of companies in India. This document has not been and will not be reviewed or approved by any statutory or regulatory authority in India, including the Securities and Exchange Board of India, Reserve Bank of India, any registrar of companies in India or any stock exchange in India. This document and this offering of ADSs are not and should not be construed as an invitation, offer or sale of any securities to the public in India. Other than in compliance with the private placement exemptions under applicable laws and regulations in India, including the Companies Act, 2013, as amended, our ADSs have not been, and will not be, offered or sold to the public or any member of the public in India. This document is strictly personal to the recipient and neither this prospectus supplement nor the offering of our ADSs is calculated to result, directly or indirectly, in our ADSs becoming available for subscription or purchase by persons other than those receiving the invitation or offer. Each investor is deemed to have acknowledged, represented and agreed that it is eligible to invest in us and our ADSs under applicable laws, rules and regulations in India, without the requirement to obtain any prior approval, and that it is not prohibited or prevented under any law, rule or regulation in India from acquiring, owning or selling our ADSs.
Indonesia
This prospectus supplement does not, and is not intended to, constitute a prospectus for a public offering of securities and this offering does not, and is not intended to, constitute a public offering of securities under Law Number 8 of 1995 regarding Capital Market and its implementing regulations. This prospectus supplement may not be distributed in the Republic of Indonesia and the ADSs may not be offered or sold in the Republic of Indonesia or to Indonesian citizens wherever they are domiciled, or to Indonesia residents, in a manner which constitutes a public offering under the laws of the Republic of Indonesia.
Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, entities with equity in excess of NIS 50 million and qualified individuals, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors may be required to submit written confirmation that they meet the criteria for one of the categories of investors set forth in the prospectus supplement.
Japan
The ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong
The ADSs and/or ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the ADSs and/or ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs and/or ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
NOTICE TO CAPITAL MARKET INTERMEDIARIES AND PROSPECTIVE INVESTORS PURSUANT TO PARAGRAPH 21 OF THE HONG KONG SFC CODE OF CONDUCT
Important Notice to Prospective Investors
Prospective investors should be aware that certain intermediaries in the context of this offering of the securities, including the underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “Overall Coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.
Prospective investors to whom the allocation of shares will be subject to restrictions or require prior consent from the Hong Kong Stock Exchange under the Hong Kong Listing Rules and other regulatory requirements or guidance issued by the Hong Kong Stock Exchange from time to time (the “Hong Kong Stock Exchange Requirements”) would be considered under the SFC Code as “Restricted Investors”1. Securities may only be allocated to Restricted Investors in accordance with applicable Hong Kong Stock Exchange Requirements. Prospective investors who are Restricted Investors should specifically disclose whether they are Restricted Investors when placing an order for the Securities. Prospective investors who do not disclose they are Restricted Investors are hereby deemed not to be Restricted Investors and not financed directly or indirectly by, nor accustomed to taking instructions from the issuer or the Restricted Investors. Prospective investors should provide all information required by the Hong Kong Stock Exchange to be submitted in the Hong Kong Stock Exchange’s placee list template or under the Listing Rules.
Prospective investors should ensure, and by placing an order, prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). Prospective investors should also ensure, and by placing an order are deemed to confirm, that they (and their respective ultimate beneficial owners) have the financial capacity to meet all obligations arising from the order and are not financed directly or indirectly by, or accustomed to taking instructions from, the issuer, any of its directors, chief executives, controlling shareholder(s) or substantial shareholder(s) of the issuer or any of its subsidiaries, or an associate of any of them (as such terms are defined in the Listing Rules). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriters or their respective group companies have more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate

(1)
This includes (i) the directors, chief executive or substantial shareholders of the issuer or any of its subsidiary or any of their respective associates (within the meaning of the Listing Rules), whether placing an order in their own names or through nominees; and (ii) such other persons to whom the allocation of shares will be subject to restrictions or require prior consent from Hong Kong Stock Exchange under the Hong Kong Stock Exchange Requirements.

handling by CMIs in accordance with the SFC Code and the Hong Kong Listing Rules. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order.” If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order and such orders will be subject to applicable requirements in accordance with the SFC Code and the Hong Kong Listing Rules. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order.”
Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks and broking companies) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the Listing Rules and/or SFC Code, including to the Company, any OCs, relevant regulators and/or any other third parties as may be required by the Listing Rules and/or SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the Listing Rules and/or SFC Code, during the bookbuilding process for this Offering. Failure to provide such information will result in that order being rejected.
Important Notice to CMIs (including private banks and broking companies)
This notice to CMIs (including private banks and broking companies) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks and broking companies). Certain CMIs may also be acting as OCs for this Offering and are subject to additional requirements under the SFC Code.
Prospective investors to whom the allocation of shares will be subject to restrictions or require prior consent from the Hong Kong Stock Exchange under the Hong Kong Listing Rules and other regulatory requirements or guidance issued by the Hong Kong Stock Exchange Requirements would be considered under the SFC Code as “Restricted Investors”2. Securities may only be allocated to Restricted Investors in accordance with applicable Hong Kong Stock Exchange Requirements and be made with a view to achieving an open market, an adequate spread of our shareholders and the orderly and fair trading of the Shares in the secondary market. Prospective investors should provide all information required by the Hong Kong Stock Exchange to be submitted in the Hong Kong Stock Exchange’s placee list template or under the Listing Rules. CMIs should specifically disclose whether their investor clients are Restricted Investors when submitting orders for the Securities. In addition, private banks and broking companies should take all reasonable steps to identify whether their investor clients are Restricted Investors and inform the underwriters accordingly.
CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should also ensure that investors (and their respective ultimate beneficial owners) procured by them are third parties independent of the Issuer and that the investors (and their respective ultimate beneficial owners) have the financial capacity to meet all obligations arising from the order and are not financed directly or indirectly by, or accustomed to taking instructions from, the issuer, any of its directors, chief executives, controlling shareholder(s) or substantial shareholder(s) of the issuer or any of its subsidiaries, or an associate of any of them (as such terms are defined in the Listing Rules). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Securities (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, will result in that order being rejected. CMIs should not place “X-orders” into the order book.

(2)
This includes (i) the directors, chief executive or substantial shareholders of the issuer or any of its subsidiary or any of their respective associates (within the meaning of the Listing Rules), whether placing an order in their own names or through nominees; and (ii) such other persons to whom the allocation of shares will be subject to restrictions or require prior consent from Hong Kong Stock Exchange under the Hong Kong Stock Exchange Requirements.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks and broking companies as the case may be) in the order book and book messages. Proprietary orders may only be allowed subject to the Hong Kong Stock Exchange Requirements.
CMIs (including private banks and broking companies) should not offer any rebates to prospective investors or pass on any rebates provided by the Company. In addition, CMIs (including private banks and broking companies) should not enter into arrangements which may enable any of its investor clients to pay different prices for each of the securities allocated.
The SFC Code requires that each CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.
When placing an order for the securities, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Private banks who disclose that they are placing their order other than on a “principal” basis (i.e. they are acting as an agent) should note that such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that if any of their group companies is a CMI of this Offering, placing an order on a “principal” basis may require the underwriters to apply the “proprietary orders” requirements of the SFC Code to such order.
In relation to omnibus orders, when submitting such orders, CMIs (including private banks and broking companies) are requested to provide the following underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information will result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:
•
The name of each underlying investor;

•
A unique identification number for each investor;

•
Whether an underlying investor is a “Restricted Investor” (as used in the SFC Code);

•
Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•
Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to the OCs.
To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks and broking companies) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any Overall Coordinator. By submitting an order and providing such information to any Overall Coordinator, each CMI (including private banks and broking companies) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any Overall Coordinator and/or any other third parties as may be required by the SFC Code, including to the Company, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this Offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this Offering. The OCs may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks and broking companies) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks and broking companies) are required to provide the OCs with such evidence within the timeline requested.
By placing an order, prospective investors (including any underlying investors in relation to omnibus orders) are deemed to represent to the CMIs that it is not a Sanctions Restricted Person. A “Sanctions Restricted Person” means an individual or entity (a “Person”): (a) that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated

Nationals and Blocked Persons” list or (ii) the Foreign Sanctions Evaders List or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions”; or (b) that is otherwise the subject of any asset freeze or sanctions administered or enforced by any Sanctions Authority to the extent such asset freeze or sanctions would prohibit the provision of services to an investor by any participating CMI in respect of this Offering; or (c) that is located, organized or a resident in a comprehensively sanctioned country or territory, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk’s People’s Republic, Luhansk People’s Republic or the non-government controlled areas of the Zaporizhzhia and Kherson Regions. “Sanctions Authority” means: (a) the United Nations; (b) the United States; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) the People’s Republic of China; (f) any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; and (g) the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the United States Department of Commerce and His Majesty’s Treasury.
Singapore
Each underwriters has acknowledged that this document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ADSs or caused the ADSs to be made the subject of an invitation for subscription or purchase and will not offer or sell any ADSs or cause the ADSs to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(d)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(e)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

China
This Document will not be circulated or distributed in the PRC and the ADSs will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this Document nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Korea
The ADSs have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the ADSs have been and will be offered in Korea as a private placement under the FSCMA. None of the ADSs may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The ADSs have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the ADSs shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ADSs. By the purchase of the ADSs, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ADSs pursuant to the applicable laws and regulations of Korea.
Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the ADSs has been or will be registered with the Securities Commission of Malaysia, or the Commission for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the ADSs, as principal, if the offer is on terms that the ADSs may only be acquired at a consideration of not less than RMB250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RMB3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RMB300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RMB400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RMB10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RMB10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities

Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ADSs is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Taiwan
The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.
Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Qatar
The ADSs described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Dubai International Financial Centre, or DIFC
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates
The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Bermuda
The ADSs may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
British Virgin Islands
The ADSs are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The ADSs may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Bahamas
The ADSs may not be offered or sold in The Bahamas via a public offer. The ADSs may not be offered or sold or otherwise disposed of in any way to any person(s) deemed “resident” for exchange control purposes by the Central Bank of The Bahamas.
South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act, is being made in connection with the issue of the ADSs in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The ADSs are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1) (a) the offer, transfer, sale, renunciation or delivery is to:
(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)
the South African Public Investment Corporation;

(iii)
persons or entities regulated by the Reserve Bank of South Africa;

(iv)
authorized financial service providers under South African law;

(v)
 financial institutions recognized as such under South African law;

(vi)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)
any combination of the person in (i) to (vi); or

Section 96 (1) (b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Chile
THESE SECURITIES ARE PRIVATELY OFFERED IN CHILE PURSUANT TO THE PROVISIONS OF LAW 18,045, THE SECURITIES MARKET LAW OF CHILE, AND NORMA DE CARÁCTER GENERAL NO. 336 (“RULE 336”), DATED JUNE 27, 2012, ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (“SVS”), THE SECURITIES REGULATOR OF CHILE, TO RESIDENT QUALIFIED INVESTORS THAT ARE LISTED IN RULE 336 AND FURTHER DEFINED IN RULE 216 OF JUNE 12, 2008 ISSUED BY THE SVS.
PURSUANT TO RULE 336 THE FOLLOWING INFORMATION IS PROVIDED IN CHILE TO PROSPECTIVE RESIDENT INVESTORS IN THE OFFERED SECURITIES:
1.
THE INITIATION OF THE OFFER IN CHILE IS [MM] [DD], [YYYY].

2.
THE OFFER IS SUBJECT TO NCG 336 OF JUNE 27, 2012 ISSUED BY THE SUPERINTENDENCIA DE VALORES Y SEGUROS DE CHILE (SUPERINTENDENCY OF SECURITIES AND INSURANCE OF CHILE).

3.
THE OFFER REFERS TO SECURITIES THAT ARE NOT REGISTERED IN THE REGISTRO DE VALORES (SECURITIES REGISTRY) OR THE REGISTRO DE VALORES EXTRANJEROS (FOREIGN SECURITIES REGISTRY) OF THE SVS AND THEREFORE:

(a)
THE SECURITIES ARE NOT SUBJECT TO THE OVERSIGHT OF THE SVS; AND

(b)
THERE ISSUER THEREOF IS NOT SUBJECT TO REPORTING OBLIGATION WITH RESPECT TO ITSELF OR THE OFFERED SECURITIES.

4.
THE SECURITIES MAY NOT BE PUBLICLY OFFERED IN CHILE UNLESS AND UNTIL THEY ARE REGISTERED IN THE SECURITIES              REGISTRY OF THE SVS.

Brazil
THE OFFER AND SALE OF THE ADSS HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, OR “CVM”) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED 13 JULY 2022, AS AMENDED (“CVM RESOLUTION 160”) OR UNAUTHORIZED DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. THE ADSS MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO MAY ONLY ACQUIRE THE ADSS THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

LEGAL MATTERS
We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law and by Fangda Partners with respect to legal matters of PRC law. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law, and by Han Kun Law Offices with respect to legal matters of PRC law. The validity of the ordinary shares and/or the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Davis Polk & Wardwell LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Kingsoft Cloud Holdings Limited appearing in Kingsoft Cloud Holdings Limited’s Annual Report (Form 20-F) for the year ended December 31, 2024, and the effectiveness of Kingsoft Cloud Holdings Limited’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, The People’s Republic of China.

PROSPECTUS
Kingsoft Cloud Holdings Limited
Ordinary Shares
We may from time to time in one or more offerings offer and sell our ordinary shares, including ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, the selling shareholders (if any) named in a prospectus supplement may offer and sell our ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our ordinary shares by selling shareholders.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “KC.” On April 15, 2025, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$13.20 per ADS. Our ordinary shares are listed on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, under the stock code “3896.” On April 15, 2025, the last reported trading price of the ordinary shares on the Hong Kong Stock Exchange was HK$7.03 per share, or US$13.58 per ADS based on an exchange rate of HK$7.7677 to US$1.00 as of December 31, 2024.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 16, 2025

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•
“ADSs” refers to our American depositary shares, each of which represents fifteen ordinary shares;

•
“China” or the “PRC” refers to the People’s Republic of China;

•
“Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the PRC;

•
“Nasdaq” refers to the Nasdaq Global Select Market;

•
“RMB” or “Renminbi” refers to the legal currency of China;

•
“shares” or “ordinary shares” refers to our ordinary shares, par value US$0.001 per share;

•
“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

•
“variable interest entities,” or “VIEs,” refers to the PRC entities of which we have power to control the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law; and

•
“we,” “us,” “our company,” the “Company,” and “our” refer to Kingsoft Cloud Holdings Limited, a Cayman Islands company and its subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “could,” “continue,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
•
our goals and growth strategies;

•
our future business development, results of operations and financial condition;

•
relevant government policies and regulations relating to our business and industry;

•
the expected growth of the cloud service market in China;

•
our ability to monetize our customer base;

•
general economic and business conditions in China and globally; and

•
assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

CORPORATE INFORMATION
Our principal executive offices are located at Building D, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District Beijing, 100085, the People’s Republic of China. Our telephone number at this address is +86 10 6292 7777. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We maintain our website at http://ir.ksyun.com/. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Please see the factors set forth under “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).
The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$40,000,000 divided into 40,000,000,000 ordinary shares with a par value of US$0.001 each. All incentive share awards, including options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the applicable vesting and exercising conditions are met.
The following are summaries of material provisions of our currently effective second amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
General.   All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.
Dividends.   Subject to the Companies Act, our directors may declare dividends in any currency to be paid to our shareholders. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides, (1) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share and (2) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
No dividend or other money payable by us on or in respect of any share shall bear interest against us. In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. Our shareholders may, upon the recommendation of our directors, by ordinary resolution resolve in respect of any particular dividend that, notwithstanding the foregoing, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.
All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and reverted to us.
Whenever our directors have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue certificates in respect of fractions of shares, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, which appointment shall be effective and binding on our shareholders.
Voting Rights.   On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands of shareholders who are present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative, unless voting by way of a poll is required by the rules of the Nasdaq or the Hong Kong Stock Exchange or a poll is demanded.
A poll may be demanded (1) by the chairman of such meeting; (2) by at least three shareholders present in person or (in the case of a shareholder being a corporation) by its duly authorized representative or by proxy for the time being entitled to vote at the meeting; or (3) by a shareholder or shareholders present in person or (in the case of a shareholder being a corporation) by its duly authorized representative or by proxy and representing not less than one tenth of the total voting rights of all shareholders having the right to vote at the meeting; or (4) by a shareholder or shareholders present in person or (in the case of a shareholder being a corporation) by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all shares conferring that right; or (5) if required by the rules of the Nasdaq or the Hong Kong Stock Exchange, by any director or directors of the Company who, individually or collectively, hold proxies in respect of shares representing five per cent. (5%) or more of the total voting rights at such meeting.
No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is duly registered as our shareholder and all calls or instalments due by such shareholder to us have been paid.
If a clearing house (or its nominee(s)) or a central depositary entity, being a corporation, is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the clearing house or central depositary entity (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or central depositary entity (or its nominee(s)) including the right to vote individually in a show of hands.
Transfer of Ordinary Shares.   Subject to any applicable restrictions set forth in our articles of association, including, for example, the board of directors’ discretion to refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under share incentive plans for employees upon which a restriction on transfer imposed thereby still subsists, or a transfer of any share to more than four joint holders, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq or in another form that our directors may approve.
Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:
•
the instrument of transfer is lodged with us and is accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of share;

•
the instrument of transfer is properly stamped (in circumstances where stamping is required); and

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fee of such maximum sum as the Nasdaq or the Hong Kong Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

Liquidation.   Subject to any future shares which are issued with specific rights, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.
If we are wound up (whether the liquidation is voluntary or by the court), the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether or not they shall consist of property of the same kind) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.
The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Subject to our second amended and restated memorandum and articles of association and to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment.
The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares.   We are empowered by the Companies Act and our second amended and restated articles of association to purchase our own shares, subject to certain restrictions.
Our directors may only exercise this power on our behalf, subject to the Companies Act, our second amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed.
Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding, or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of three-fourths of the votes of all of the shares in that class.
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information About Us.”
Issuance of Additional Shares.   Our second amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Anti-Takeover Provisions.   Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Register of Members
In accordance with Section 48 of the Companies Act, the register of members is prima facie evidence of the registered holder of shares or member of a company. Therefore, a person becomes a registered holder of shares or member of the company only upon entry being made in the register of members. Our directors will maintain one register of members, at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands, which provides us with corporate administrative services. We will perform the procedures necessary to register the shares in the register of members as required in “PART 3 — Distribution of Capital and Liability of Members of Companies and Associations” of the Companies Act, and will ensure that the entries on the register of members are made without any delay.
The depositary will be included in our register of members as the only holder of the ordinary shares underlying the ADSs in connection with any offering made pursuant to this prospectus. The shares underlying the ADSs are not shares in bearer form, but are in registered form and are “non-negotiable” or “registered” shares in which case the shares underlying the ADSs can only be transferred on the books of the company in accordance with Section 166 of the Companies Act.
The depositary will hold a share certificate, through its custodian, evidencing the depositary as the registered holder of shares underlying the ADSs.
In the event we fail to update our register of members, the depositary, as the aggrieved party, may apply for an order with the courts of the Cayman Islands for the rectification of the register.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English law statutory enactments.
In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a

“consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that our directors and officers shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under Cayman Islands Law, a company may eliminate the ability of shareholders to approve corporate matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held by amending the articles of association. Our second amended and restated memorandum and articles of association do not allow shareholders to act by written resolutions.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act does not provide shareholders with an express right to put forth any proposal before an annual general meeting of the shareholders. However, the Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of the Company.
Any one or more shareholders holding not less than ten percent of the votes attaching to the total issued and paid up share capital of the Company at the date of deposit of the requisition shall at all times have the right, by written requisition to the board of directors, to require an extraordinary general meeting to be called by the board of directors for the transaction of any business specified in such requisition.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our second amended and restated memorandum and articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)   is or is likely to become unable to pay its debts; and
(b)   intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.
The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our second amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our second amended and restated memorandum and articles of association, our second amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Nonresident or Foreign Shareholders.   There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions under our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Option and Award Grants
We have granted options to purchase our ordinary shares and awards to certain of our executive officers and employees. See “Item 6. Directors, Senior Management and Employees — 6.B. Compensation — Share Incentive Plan” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference in this prospectus.
Registration Rights Agreement
We have entered into a registration rights agreement with ChinaAMC Special Investment Limited, Celestial Power Limited, Metawit Capital L.P., New Cloud Ltd., Precious Steed Limited, Shunwei Growth III Limited, FutureX Innovation SPC — Special Opportunity Fund VI SP, FutureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios), FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner), FutureX Innovation SPC (for the account of and on behalf of Special Opportunity Fund V SP), Howater Innovation I Limited Partnership, China Internet Investment Fund, Design Time Limited, Xiaomi Corporation and Kingsoft Corporation Limited on April 7, 2020. Pursuant to the registration rights agreement, we have granted certain registration rights to such shareholders as described below, which rights will terminate upon the earliest to occur of (a) the fifth anniversary of the consummation of our initial public offering; or (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such shareholders’ registrable securities without limitation during a thirty-day period without registration. As of the date of this prospectus, the aggregate number of registrable securities under the registration rights agreement was 1,821,651,559 ordinary shares, which are owned by Kingsoft Corporation Limited and Xiaomi Corporation.
Piggyback Registration Rights
If the Company proposes to register any ordinary shares in connection with an offering by the Company for its own account (other than a registration utilizing Form F-4 or F-8 or any successor thereto) or for the account of any shareholder of the Company other than a holder of the registrable securities, then each holder shall have the right to have all or any portion of its registrable securities included in such registration.

If the managing underwriters of any underwritten offering determine that the registration of all or part of the registrable securities which the holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such registration, to the extent of the amount that the managing underwriters believe may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the registrable securities to be offered for the account of the holders, pro rata based on the number of registrable securities owned by each such holder; and third, any other securities requested to be included in such offering.
F-3 Registration Rights
At any time following the consummation of an IPO, after the Company becomes eligible to use Form F-3 in connection with a public offering of its securities, holder(s) holding in the aggregate not less than 30% of the registrable securities may make a written request to the Company to register, and the Company shall use its commercially reasonable efforts to register, under the Securities Act on Form F-3 the number of registrable securities specified in such request within 60 days after the Company receives such written request. However, the Company shall not be required to effect any such registration (a) within 90 days after the effective date of any other registration statement of the Company; (b) if within the twelve month period preceding the date of such request, the Company has effected two such registrations on Form F-3; (c) if Form F-3 is not available for such offering by such holders; or (d) if holders requesting inclusion of registrable securities in such registration propose to sell such registrable securities at an aggregate price to the public of less than US$2,000,000.
If the managing underwriters or underwriters selected of any underwritten offering believe that the registration of all or part of the registrable securities which the holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the managing underwriters or underwriters selected believe may be sold without causing such adverse effect, first, all of the registrable securities to be offered for the account of the holders, pro rata based on the number of registrable securities owned by such holders; and second, any other securities requested to be included in such offering.
Registration Expenses
The Company shall pay all expenses arising from or incident to its performance of, or compliance with, the registration rights agreement, subject to certain exceptions

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, also referred to as ADSs. Each ADS represents 15 ordinary shares (or a right to receive 15 ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information About Us.”
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancelation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.
Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
• $5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancelation of ADS, for the purpose of withdrawal, including if the deposit agreement terminates
• $.05 (or less) per ADS	• Any cash distribution to ADS holders
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
• $.05 (or less) per ADS per calendar year	• Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
• Converting foreign currency to U.S. dollars
• Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our second amended and restated memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given (iii) is final, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
We have been advised by Fangda Partners, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman Islands courts obtained against us or our directors or officers predicated upon the civil liability provisions of the United States federal and state securities laws. Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between mainland China and the jurisdiction where the judgment is made or on reciprocity between jurisdictions. Mainland China does not have any treaties or other forms of written arrangement with the United States or the Cayman Islands and there are only limited reciprocity arrangements between mainland China and other jurisdictions governing the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. In addition, it will be difficult for U.S. investors to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. investors, by virtue of only holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.
Hong Kong
In addition, a judgment of United States courts will not be directly enforced in Hong Kong as if it were a judgement of the Hong Kong court. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action, within the time limits provided under Hong Kong law, in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which it was obtained were contrary to substantial justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) it was given by a court of the United States that was not jurisdictionally competent; (e) it was in conflict with a prior Hong Kong judgment or foreign judgment registered or recognized in Hong Kong; or (f) it was for multiple damages. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell ordinary shares or ADSs of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of ordinary shares or ADSs in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of ordinary shares or ADSs beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters, if any;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters, if any;

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all other items constituting underwriting compensation, to the extent applicable;

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any discounts and commissions to be allowed or paid to dealers, to the extent applicable; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters, if any, by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters, if any, by a law firm named in the applicable prospectus supplement. Davis Polk & Wardwell LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Kingsoft Cloud Holdings Limited appearing in Kingsoft Cloud Holdings Limited’s Annual Report (Form 20-F) for the year ended December 31, 2024, and the effectiveness of Kingsoft Cloud Holdings Limited’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, The People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website at http://ir.ksyun.com/. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed on April 15, 2025;

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the description of the securities contained in our registration statement on Form 8-A filed on May 4, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Kingsoft Cloud Holdings Limited
Building D, Xiaomi Science and Technology Park
No. 33 Xierqi Middle Road, Haidian District
Beijing, 100085, the People’s Republic of China
+86 10 6292 7777
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.